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                                                                    EXHIBIT 99.1

                               BANCORPSOUTH, INC.

                              AMENDED AND RESTATED

          SALARY DEFERRAL-PROFIT SHARING EMPLOYEE STOCK OWNERSHIP PLAN



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                               BANCORPSOUTH, INC.
                              AMENDED AND RESTATED
          SALARY DEFERRAL-PROFIT SHARING EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS
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                                                                             Page
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ARTICLE 1  EFFECTIVE DATE, PURPOSE AND LEGAL EFFECT ........................  1
    Section 1.1.   Effective Date ..........................................  1
    Section 1.2.   Purpose of Plan .........................................  1
    Section 1.3.   Form of Plan ............................................  2
    Section 1.4.   Applicability of the Plan ...............................  2

ARTICLE 2 DEFINITIONS......................... .............................  2
    Section 2.1.   Act .....................................................  2
    Section 2.2.   Adjustment Date .........................................  2
    Section 2.3.   Alternate Payee .........................................  2
    Section 2.4.   Anniversary Date ........................................  2
    Section 2.5.   Annuity Starting Date ...................................  2
    Section 2.6.   Annual Addition .........................................  2
    Section 2.7.   Authorized Leave of Absence .............................  2
    Section 2.8.   Beneficiary .............................................  3
    Section 2.9.   Board ...................................................  3
    Section 2.10.  Code ....................................................  3
    Section 2.11.  Committee ...............................................  3
    Section 2.12.  Company Stock ...........................................  3
    Section 2.13.  Compensation ............................................  3
    Section 2.14.  Controlled Group Member .................................  4
    Section 2.15.  Date of Employment ......................................  4
    Section 2.16.  Date of Reemployment ....................................  4
    Section 2.17.  Deferred Compensation ...................................  4
    Section 2.18.  Domestic Relations Order ................................  4
    Section 2.19.  Early Retirement Date ...................................  4
    Section 2.20.  Eligible Employees ......................................  5
    Section 2.21.  Employee ................................................  5
    Section 2.22.  Employee Deferral Account ...............................  5
    Section 2.23.  Employer ................................................  5
    Section 2.24.  Employer Deferral Contributions .........................  5
    Section 2.25.  Employer Matching Contribution Account ..................  5
    Section 2.26.  Employer Matching Contributions .........................  6
    Section 2.27.  Employer PAYSOP Contribution Account ....................  6
    Section 2.28.  Employer Profit Sharing Contributions ...................  6
    Section 2.29.  Employer Profit Sharing Contribution Account ............  6
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
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    Section 2.30.  Entry Date ..............................................  6
    Section 2.31.  ESOP ....................................................  6
    Section 2.32.  Family and Medical Leave ................................  6
    Section 2.33.  Fiduciary ...............................................  6
    Section 2.34.  Fiscal Year .............................................  6
    Section 2.35.  Five-Percent Owner ......................................  7
    Section 2.36.  Former Participant ......................................  7
    Section 2.37.  415 Compensation ........................................  7
    Section 2.38.  Fund ....................................................  7
    Section 2.39.  Highly Compensated Employee .............................  8
    Section 2.40.  Hour of Service .........................................  8
    Section 2.41.  Late Retirement Date ....................................  9
    Section 2.42.  Leased Employee .........................................  9
    Section 2.43.  Limitation Year ......................................... 10
    Section 2.44.  Maternity or Paternity Leave of Absence ................. 10
    Section 2.45.  Member Accounts ......................................... 10
    Section 2.46.  Non-Highly Compensated Employee ......................... 10
    Section 2.47.  Normal Retirement Age ................................... 10
    Section 2.48.  Normal Retirement Date .................................. 10
    Section 2.49.  Notice of Contribution .................................. 10
    Section 2.50.  One-Percent Owner ....................................... 11
    Section 2.51.  1-Year Break in Service ................................. 11
    Section 2.52.  Participant ............................................. 11
    Section 2.53.  Participant's Combined Account .......................... 11
    Section 2.54.  Plan .................................................... 11
    Section 2.55.  Plan Administrator ...................................... 11
    Section 2.56.  Plan Year ............................................... 11
    Section 2.57.  Qualified Domestic Relations Order ...................... 11
    Section 2.58.  Qualified Military Service .............................. 12
    Section 2.59.  Regulations ............................................. 13
    Section 2.60.  Retirement Date ......................................... 13
    Section 2.61.  Rollover Account ........................................ 13
    Section 2.62.  Safe-Harbor Matching Contribution ....................... 13
    Section 2.63.  Total and Permanent Disability .......................... 13
    Section 2.64.  Trust Agreement ......................................... 13
    Section 2.65.  Trustee ................................................. 13
    Section 2.66.  Trust Fund .............................................. 13
    Section 2.67.  Vested .................................................. 13
    Section 2.68.  Year of Service ......................................... 14

ARTICLE 3 ELIGIBILITY....................................................... 14
    Section 3.1.   Eligibility ............................................. 14
    Section 3.2.   Eligibility Determination ............................... 15
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    Section 3.3.   Application for Participation ........................... 15
    Section 3.4.   Omission of Eligible Employee ........................... 15
    Section 3.5.   Inclusion of Ineligible Employee ........................ 15

ARTICLE 4 FINANCING OF PLAN ................................................ 16
    Section 4.1.   Formula for Determining Employer's Contribution ......... 16
    Section 4.2.   Employee Deferrals ...................................... 16
    Section 4.3.   Employer Contributions .................................. 18
    Section 4.4.   Time of Payment of Employer Deferral Contributions ...... 19
    Section 4.5.   Time of Payment of Employer Contributions ............... 19
    Section 4.6.   Adjustment of Deferrals ................................. 19
    Section 4.7.   Transfers from Qualified Plans .......................... 20
    Section 4.8.   Acquisition Loans ....................................... 21
    Section 4.9.   Prohibition of Reversion ................................ 22

ARTICLE 5 VALUATIONS AND ALLOCATIONS ....................................... 22
    Section 5.1.   Valuation of Trust Fund ................................. 22
    Section 5.2.   Method of Valuation ..................................... 22
    Section 5.3.   Participant Accounts .................................... 23
    Section 5.4.   Allocation of Contributions and Earnings ................ 23
    Section 5.5.   Minimum Allocations Required for Top Heavy Plan Years ... 28

ARTICLE 6 LIMITATIONS ON ALLOCATIONS TO PARTICIPANT'S ACCOUNTS ............. 28
    Section 6.1.   Maximum Annual Addition ................................. 28
    Section 6.2.   Adjustments for Section 415 Limits ...................... 79

ARTICLE 7 DETERMINATION AND DISTRIBUTION OF BENEFITS ....................... 30
    Section 7.1.   Determination of Benefits Upon Retirement ............... 30
    Section 7.2.   Determination of Benefits in Event of Disability. ....... 30
    Section 7.3.   Determination of Benefits Upon Death .................... 30
    Section 7.4.   Determination of Benefits Upon Termination .............. 31
    Section 7.5.   Distribution of Benefits Upon Retirement, Disability or
                     Termination ........................................... 31
    Section 7.6.   Distribution Upon Death of Participant .................. 34
    Section 7.7.   Member Accounts ......................................... 36
    Section 7.8.   Form of Distribution .................................... 37
    Section 7.9.   Distribution Period ..................................... 37
    Section 7.10.  Eligible Rollover Distributions ......................... 37
    Section 7.11.  Distribution Transitional Rule .......................... 38
    Section 7.12   Time of Payment ......................................... 39
    Section 7.13   Distribution for Minor Beneficiary ...................... 40
    Section 7.14.  Location of Participant or Beneficiary Unknown .......... 40
    Section 7.15.  Qualified Domestic Relations Order ...................... 40
    Section 7.16.  Timing of Distribution Election ......................... 40
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ARTICLE 8 VESTING .......................................................... 40

ARTICLE 9 WITHDRAWALS, HARDSHIP DISTRIBUTIONS AND LOANS .................... 41
    Section 9.1.   Withdrawal of Accounts .................................. 41
    Section 9.2.   Hardship Distributions .................................. 41
    Section 9.3.   Loans to Participants ................................... 43
    Section 9.4.   Selection of Fund for Distribution ...................... 46

ARTICLE 10 INVESTMENT ELECTIONS ............................................ 46
    Section 10.1.  Company Stock ........................................... 46
    Section 10.2.  Investment Elections .................................... 47
    Section 10.3   Investment Funds ........................................ 47

ARTICLE 11 COMPANY STOCK ................................................... 48
    Section 11.1.  Employee Stock Ownership Plan ........................... 48
    Section 11.2.  Voting of Shares ........................................ 48
    Section 11.3.  Diversification of Investments .......................... 48

ARTICLE 12 MODIFICATIONS FOR TOP HEAVY PLANS ............................... 50
    Section 12.1   Application of Article .................................. 50
    Section 12.2.  Determination of Top Heavy Status ....................... 50
    Section 12.3   Definitions ............................................. 50

ARTICLE 13 ADMINISTRATION .................................................. 54
    Section 13.1.  Powers and Responsibilities of the Employer ............. 54
    Section 13.2.  Assignment and Designation of Administrative Authority
                     to the Committee ...................................... 55
    Section 13.3.  Responsibilities, Powers and Duties of the Committee .... 56
    Section 13.4.  Assignment and Designation of Administrative Authority
                     to Administrator ...................................... 57
    Section 13.5.  Powers and Responsibilities of Trustees ................. 58
    Section 13.6.  Fiduciary Liable For Its Own Acts or Omissions .......... 58
    Section 13.7.  Exclusive Benefit of Plan ............................... 58
    Section 13.8.  Trust Agreement ......................................... 59
    Section 13.9   Writing ................................................. 59
    Section 13.10  Information from Employer ............................... 59
    Section 13.11. Payment of Expenses ..................................... 59

ARTICLE 14 QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURE .................... 59

ARTICLE 15 BENEFICIARY ..................................................... 60
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ARTICLE 16 CLAIMS PROCEDURE ................................................ 61
    Section 16.1.  Filing of a Claim for Benefits .......................... 61
    Section 16.2.  Notification to Claimant of Decision .................... 61
    Section 16.3.  Claims Review Procedure ................................. 62
    Section 16.4.  Decision on Review ...................................... 62
    Section 16.5.  Action by Authorized Representative of Claimant ......... 62

ARTICLE 17 AMENDMENT, TERMINATION AND MERGER OR
           CONSOLIDATION OF PLAN ........................................... 63
    Section 17.1.  Amendment ............................................... 63
    Section 17.2.  Termination of Plan and Trust ........................... 63
    Section 17.3.  Merger or Consolidation ................................. 63

ARTICLE 18 MISCELLANEOUS ................................................... 64
    Section 18.1.  Alienation of Benefits .................................. 64
    Section 18.2.  Payment in Event of Incapacity .......................... 64
    Section 18.3.  Rights of Parties ....................................... 64
    Section 18.4   Communication to Employees .............................. 65
    Section 18.5.  Legal Action ............................................ 65
    Section 18.6.  Receipt and Release for Payments ........................ 65
    Section 18.7.  Applicable Law .......................................... 65
    Section 18.8.  Gender and Number ....................................... 65
    Section 18.9.  Headings ................................................ 65
    Section 18.10. Uniformity .............................................. 65

ARTICLE 19 NONDISCRIMINATION TEST COMPLIANCE ............................... 69
    Section 19.1.  Nondiscrimination Test for Employer Deferral
                     Contributions ......................................... 69
    Section 19.2.  Adjustment to Average Deferral Percentage Test .......... 70
    Section 19.3.  Nondiscrimination Test for Employer Matching
                     Contributions ......................................... 71
    Section 19.4.  Adjustment to Average Contribution Percentage Test ...... 72
    Section 19.5.  Multiple Use Test ....................................... 72
    Section 19.6.  Adjustment for Multiple Use Test Failures ............... 73
    Section 19.7.  Definitions ............................................. 73

EXECUTION .................................................................. 75

                                       V
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                               BANCORPSOUTH, INC.
               AMENDED AND RESTATED SALARY DEFERRAL-PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS AGREEMENT, hereby made and entered into on this the 29th day of December, 2000, by BANCORPSOUTH, INC. (herein referred to as the "Plan Administrator"), a corporation organized under the laws of the State of Mississippi.

      WHEREAS, the Employer (as defined herein) heretofore established the Bancorp of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan, effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; August 1, 1992; December 1, 1995; and amended and restated effective January 1, 1998; and

      WHEREAS, under the terms of the Plan, BancorpSouth, Inc. has the ability to amend the Plan, at any time; and

      WHEREAS, BancorpSouth, Inc. desires to amend and restate the Plan in its entirety effective January 1, 2000.

      NOW, THEREFORE, BancorpSouth, Inc. in accordance with the provisions of the Plan, hereby amends and restates the Plan as follows:

                                   ARTICLE 1
                    EFFECTIVE DATE, PURPOSE AND LEGAL EFFECT

      Section 1.1. Effective Date. The effective date of the Plan is January 1, 1984. The Effective Date of this amendment and restatement is January 1, 2000, unless otherwise specified.

      Section 1.2. Purpose of Plan. The purpose of the Plan is to encourage savings on the part of Eligible Employees by providing a means and an incentive through certain Safe-Harbor Matching Contributions, to provide an opportunity for Employee ownership of Company Stock of the Employer and to improve retirement benefits for Eligible Employees. The Plan is designed to invest primarily in Company Stock. It is the intention of the Employer that the contributions made by it, together with the income thereon, shall be accumulated and made available to such Eligible Employees upon their retirement, all as set forth hereinafter. It is intended that the Plan qualify as an Employee Stock Ownership Plan ("ESOP") as defined in Code Section 4975(e)(7).

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      Section 1.3. Form of Plan. The Plan shall be a single plan of a controlled group of corporations as determined under Code Section 414(b).

      Section 1.4. Applicability of the Plan. The provisions of this amended and restated Plan shall apply only to Employees who are in the employ of the Employer on or after the Effective Date of this amended and restated Plan unless otherwise specified herein. The benefits of Employees whose employment with the Employer terminated prior to such Effective Date shall be determined under the Plan as in effect at the time such Employees terminated service.

                                    ARTICLE 2
                                   DEFINITIONS

      The following words and phrases, when used herein, shall have the meanings set forth below unless otherwise clearly required by the context (additional definitions are listed in Sections 4.8, 12.3 and 19.7):

      Section 2.1. Act shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time ("ERISA").

      Section 2.2. Adjustment Date shall mean the last day of March, June, September and December in each Plan Year or such other dates as the Committee shall determine.

      Section 2.3. Alternate Payee shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

      Section 2.4. Anniversary Date shall mean the last day of the Plan Year.

      Section 2.5. Annuity Starting Date shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

      Section 2.6. Annual Addition shall mean the annual additions to a Participant's Combined Account as determined pursuant to Section 6.1 hereof.

      Section 2.7. Authorized Leave of Absence shall mean an unpaid temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason, including but not limited to a Family and Medical Leave, a Maternity or Paternity Leave of Absence and leave for Qualified Military Service. If active service is not resumed upon expiration of an Authorized Leave of Absence, the Employee shall be deemed to have terminated his employment on the date such Authorized Leave of Absence expires or, if earlier, on the date the Employee provides notice of his intent not to resume active

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service. If an Employee suffers Total and Permanent Disability or dies during an
Authorized Leave of Absence, the benefits, if any, to which he or his Beneficiary is entitled shall be determined as if such Total and Permanent Disability or death occurred while in the active service of the Employer.

      Section 2.8. Beneficiary shall mean the recipient or recipients who shall receive any benefits payable under the Plan upon the death of a Participant as determined pursuant to Article 15 hereof.

      Section 2.9. Board shall mean the Board of Directors of BancorpSouth, Inc. or its Executive Committee acting on its behalf.

      Section 2.10. Code shall mean the Internal Revenue Code of 1986, as amended or replaced from time to time.

      Section 2.11. Committee shall mean the Plan Committee ("Committee") as described in Article 13 hereof.

      Section 2.12. Company Stock shall mean common stock issued by the Employer or other Controlled Group Member which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term Company Stock means common stock issued by the Employer or other Controlled Group Member having a combination of voting power and dividend rights equal to or in excess of: (a) that class of common stock of the Employer or other Controlled Group Member having the greatest voting power, and (b) that class of stock of the Employer or other Controlled Group Member having the greatest dividend rights. Noncallable preferred stock shall be deemed to be Company Stock if such stock is convertible at any time into stock which constitutes Company Stock hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.

      Section 2.13. Compensation (unless otherwise defined herein for a specific provision) shall mean base compensation plus bonuses, commissions and incentives paid to an Employee by the Employer. Compensation shall include any Employer Deferral Contribution made on a Participant's behalf pursuant to Section 4.1(a) hereof but shall not include any other contribution made by the Employer under this Plan or any other pension plan or other employee benefit plan or insurance plan maintained by the Employer for the benefit of such Employee. Only compensation for the portion of the Plan Year during which an Eligible Employee is a Participant shall be taken into account for purposes of the Plan.

      The annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the

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numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). If Compensation for any prior Plan Year is taken into account in determining an Eligible Employee's contributions for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1994, the applicable annual Compensation limit is $150,000.

      Section 2.14. Controlled Group Member shall mean:

      (a) any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Employer is a member,

      (b) any other trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer,

      (c) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer, and

      (d) any other entity required to be aggregated with the Employer pursuant to regulations enacted under Code Section 414(o);

but only for the period during which such other corporation, trade, business or organization and the Employer are members of such controlled group of corporations, are under such common control or are serving as an affiliated service group. All employees of the Controlled Group Members shall be treated as employed by a single employer.

      Section 2.15. Date of Employment shall mean the first date on which an Employee completes an Hour of Service.

      Section 2.16. Date of Reemployment shall mean the date on which an Employee completes an Hour of Service following a termination of service.

      Section 2.17. Deferred Compensation shall mean with respect to any Participant, that portion of such Participant's total Compensation paid by the Employer for a Plan Year that such Participant has deferred pursuant to Section
4.2 hereof.

      Section 2.18. Domestic Relations Order shall mean a judgment, decree, or order, including approval of a property settlement agreement, made pursuant to state domestic relations law or community property law that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant.

      Section 2.19. Early Retirement Date shall mean the first day of the month coincident with or next following the date on which an Eligible Employee attains age fifty-five (55) and completes ten (10) Years of Service ("Early Retirement Age"). However, for purposes of Participants on whose

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behalf a Member Account is maintained, the Early Retirement Date with regard to such Member Accounts only shall be the earlier of the date specified in the preceding sentence or the Early Retirement Date specified in Addendum I.

      Section 2.20. Eligible Employees shall mean those Employees who will be eligible to participate in this Plan after meeting the eligibility requirements. Eligible Employees shall include all Employees of the Employer except Leased Employees. In the event any individual who has not been treated as an Employee (as defined below) for purposes of the Plan is reclassified as an Employee on a retroactive basis, such individual shall not be treated as having been an Eligible Employee for purposes of the Plan for any period prior to the date he is so reclassified.

      Section 2.21. Employee shall mean a person (other than an independent contractor) who is receiving remuneration for personal services rendered to, or labor performed for, the Employer (or who would be receiving such remuneration except for an Authorized Leave of Absence). Leased Employees deemed to be Employees of the Employer under the provisions of this Plan and Employees of Controlled Group Members shall be treated as Employees. However, only those Eligible Employees of the Employer and Controlled Group Members adopting this Plan shall be eligible to participate in this Plan.

      Section 2.22. Employee Deferral Account shall mean the balance posted to the record of each Participant, Former Participant or Beneficiary consisting of elective deferrals of the Participant's Compensation under Section 4.2 hereof and adjustments as of each Adjustment Date less any payments therefrom.

      Section 2.23. Employer shall mean BancorpSouth, Inc.; BancorpSouth Bank; Century Credit Life Insurance Company; Personal Finance Company; BancorpSouth Insurance Services of Mississippi, Inc.; BancorpSouth Insurance Services of Tennessee, Inc.; BancorpSouth Investment Services, Inc.; BancorpSouth Insurance Services of Alabama, Inc.; Valley Finance, Inc.; and any entity authorized by the Board to participate in this Plan with respect to its employees, and any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred provided such successor continues this Plan as an Employer.

      Section 2.24. Employer Deferral Contributions shall mean the Employer's contributions to the Plan that are made pursuant to the Participants' salary deferral elections in accordance with Sections 4.1(a) and 4.2 hereof.

      Section 2.25. Employer Matching Contribution Account shall mean the balance posted to the record of each Participant, Former Participant and Beneficiary consisting of his allocated share of Employer Matching Contributions and Safe-Harbor Matching Contributions and adjustments as of each Adjustment Date, less any distributions therefrom.

      Section 2.26. Employer Matching Contributions shall mean the Employer's contributions to the Plan that are based on the Participants' Deferred Compensation and that were made to this Plan prior to this amendment and restatement.

      Section 2.27. Employer PAYSOP Contribution Account shall mean the balance posted to the record of each Participant, Former Participant or Beneficiary consisting of his allocated share of the Employer's contributions to the Plan that were made prior to January 1, 1987, in a manner to qualify for the tax credit allowable under the Code for contributions to a Tax Credit Employee Stock Ownership Plan meeting the requirements of Section 409 of the Code, and adjustments as of each Adjustment Date, less any distributions therefrom.

      Section 2.28. Employer Profit Sharing Contributions shall mean the Employer's contributions to the Plan that are made pursuant to Sections 4.1(c) and 4.3(b) hereof.

      Section 2.29. Employer Profit Sharing Contribution Account shall mean the balance posted to the record of each Participant, Former Participant and Beneficiary consisting of his allocated share of Employer Profit Sharing Contributions and adjustments as of each Adjustment Date, less any distributions therefrom.

      Section 2.30. Entry Date shall mean the first day of January, April, July and October in each Plan Year.

      Section 2.31. ESOP shall mean an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulations Section 54.4975-11.

      Section 2.32. Family and Medical Leave shall mean family or medical leave taken by an Employee under the provisions of the Family and Medical Leave Act of 1993 (FMLA) if the Employer is a covered employer under the FMLA.

      Section 2.33. Fiduciary shall mean any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Employer, the Committee, the Plan Administrator, the Trustee and any other person, firm or organization designated by such a Fiduciary to carry out Fiduciary responsibilities under the Plan, which accepts such designation, but only with respect to the specific responsibilities for each described herein and in the Trust Agreement. Each such Fiduciary shall be deemed to be a "named fiduciary" for purposes of the Act.

      Section 2.34. Fiscal Year shall mean the Employer's accounting year of twelve (12 ) months commencing on January 1 of each year and ending the following December 31.

      Section 2.35. Five-Percent Owner shall mean any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the value of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer; or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate Employers.

      Section 2.36. Former Participant shall mean any person who ceases to be a Participant but whose interest in the Trust Fund has not been wholly distributed.

      Section 2.37. 415 Compensation shall mean the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c)). The 415 Compensation for a Limitation Year is that 415 Compensation actually paid or made available during such Limitation Year. 415 Compensation shall exclude the following:

     (a) Any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee;

     (b) Amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

     (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

     (d) Other amounts which received special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from gross income of the Employee).

      Section 2.38. Fund shall mean one of the Funds allowed as an investment election under Article 10 hereof.

      Section 2.39. Highly Compensated Employee shall mean:

     (a) any Employee who was a Five Percent Owner at any time during the Plan Year for which the determination is being made (the "determination year") or the preceding Plan Year (the "look-back year"); or

     (b) any Employee in the determination year who, for the look-back year had 415 Compensation in excess of eighty thousand dollars ($80,000) (as adjusted under Code Section 415(d), except the base period shall be the calendar quarter ending September 30, 1996). For purposes of this Subparagraph (b), the Employer may elect to use data for the calendar year beginning with or within the look-back year.

      A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service or if such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

      Section 2.40. Hour of Service shall mean:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). For purposes of this paragraph, Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by (i) for hourly Employees, the Employee's most recent hourly rate of compensation, or
          (ii) for Employees on a fixed rate for a specified period (e.g., days, weeks, or months), the rate of compensation for a specified period of time divided by the number of hours regularly scheduled for the performance of duties during such period of time; or (iii) if an Employee's compensation is not determined on the basis of a fixed rate for specified periods of time, the lowest rate of compensation paid to Employees in the same job classification as the Employee or, if there are no Employees in the same job classification, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by this reference; and

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

     (d)  The same Hour of Service shall not be credited both under paragraph
          (a) or paragraph (b), as the case may be, and under paragraph (c). These Hours of Service shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     (e) For purposes of determining if a Break in Service has occurred, Hour of Service shall also mean each Hour of Service which otherwise would normally have been credited to an Employee who is absent from work by reason of a Maternity or Paternity Leave of Absence. In the event the number of Hours of Service which otherwise would have been credited to such Employee but for such absence cannot be determined, then the Employee shall receive credit for eight (8) Hours of Service per day of such absence. No more than 501 Hours of Service shall be credited under this paragraph (e) by reason of any Maternity or Paternity Leave of Absence. The hours described in this paragraph (e) shall be treated as Hours of Service only (i) in the Plan Year in which the absence from work begins, if a Participant would be prevented from incurring a Break in Service in such year solely because the period of absence is treated as Hours of Service in that year, or (ii) in any other case, in the immediately following Plan Year. In order to receive credit for Hours of Service under this paragraph (e), the Employee shall furnish to the Committee a statement from a duly licensed physician that the leave was taken by reason of the birth of the child and specifying the length of absence recommended by the physician. In the event of the adoption of a child, the Committee shall require such proof as deemed necessary to certify the reason for the absence.

     (f) Hours of Service shall be credited for employment with Controlled Group Members.

      Section 2.41. Late Retirement Date shall mean the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

      Section 2.42. Leased Employee shall mean any individual who is not an Employee of the Employer and who, pursuant to an agreement between the Employer and a leasing organization, has performed service for the Employer (or for the Employer and related persons as defined in Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one (1) year. Such services must be performed under the primary direction or control of the Employer. Any Leased Employee shall be treated as an Employee of the Employer, unless as a safe harbor, the total number of Leased Employees employed by the Employer constitute twenty percent (20%) or less of the Non-Highly Compensated Work Force, and the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization which provides (a) a nonintegrated employer contribution rate for each Participant of at least ten percent (10%) of compensation (415 Compensation including Deferred Compensation under this Plan and any amounts contributed by the Employer to another plan pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(g), 402(h)(1)(B) or 403(b) of the Code), (b) immediate participation, and (c) full and immediate vesting. Any contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. Once a Leased Employee has performed services on a substantially full-time basis for the one year period, he shall be considered an Employee of the Employer for purposes of this Plan. Years of Service for the entire period for which the Leased Employee performed services for the Employer shall be taken into account for determining Years of Service under this Plan. Non-Highly Compensated Work Force means the aggregate number of individuals (other than Highly Compensated Employees) who are (a) Employees of the Employer (without regard to this Section) and have performed services for the Employer (or for the Employer and related persons) on a substantially full-time basis for at least one (1) year, or (b) Leased Employees of the Employer (without regard to the safe harbor under this Section).

      Section 2.43. Limitation Year shall mean the Plan Year.

      Section 2.44. Maternity or Paternity Leave of Absence shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. If active service is not resumed upon expiration of a Maternity or Paternity Leave of Absence, the Employee shall be deemed to have terminated his employment on the date such Maternity or Paternity Leave of Absence expires or, if earlier, on the date the Employee provides notice of his intent not to resume active service. If an Employee suffers Total and Permanent Disability or dies during a Maternity or Paternity Leave of Absence, the benefits, if any, to which he or his Beneficiary is entitled shall be determined as if such Total and Permanent Disability or death occurred while in the active service of the Employer.

      Section 2.45. Member Accounts shall mean those accounts maintained under the Plan pursuant to the provisions of Addendum I.

      Section 2.46. Non-Highly Compensated Employee shall mean any Employee or former Employee who is not a Highly Compensated Employee.

      Section 2.47. Normal Retirement Age shall mean the sixty-fifth birthday of a Participant.

      Section 2.48. Normal Retirement Date shall mean the first day of the month coincident with or next following the Normal Retirement Age of the Participant.

      Section 2.49. Notice of Contribution shall mean the notice required to be given to Participants by Code Sections 401(k)(12)(A)(ii) and 401(k)(12)(D) and
Section 4.3(a) of this Plan.

      Section 2.50. One-Percent Owner shall mean any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the value of the outstanding stock of the Employer or stock possessing more than one percent of the total combined voting power of all stock of the Employer; or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer.

      Section 2.51. 1-Year Break in Service shall mean a Plan Year during which an Employee has failed to complete more than 500 Hours of Service with the Employer, for reasons other than an Authorized Leave of Absence and except for a Plan Year in which the Employee retires, dies or suffers Total and Permanent Disability. Such break shall be effective as of the first day of the Plan Year in which such break occurs.

      Section 2.52. Participant shall mean an Eligible Employee who has met the eligibility requirements of this Plan and has not for any reason become ineligible to participate further in the Plan.

      Section 2.53. Participant's Combined Account shall mean the amount of the Trust Fund standing to the credit of each Participant attributable to all contributions, mergers and transfers made under the Plan together with adjustments allocable thereto in accordance with the terms of the Plan.

      Section 2.54. Plan shall mean the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan as herein set out, or as amended from time to time.

      Section 2.55. Plan Administrator shall mean BancorpSouth, Inc. unless BancorpSouth, Inc. designates a Plan Administrator. The Plan Administrator is hereby designated as the agent for service of legal process on the Plan.

      Section 2.56. Plan Year shall mean the 12-month period ending on December 31 of each year.

      Section 2.57. Qualified Domestic Relations Order shall mean a Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan and does not alter the amount or form of Plan benefits. Any order that is qualified under this Section shall remain qualified with respect to a successor Plan of the Employer or a Plan of a successor Employer.

      To be a Qualified Domestic Relations Order, a Domestic Relations Order shall specify the following:

     (a) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order,

     (b) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

     (c)  the number of payments or period to which such order applies, and

     (d)  each Plan to which such order applies.

Such Domestic Relations Order shall not require:

     (a) the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan,

     (b) the payment of increased benefits (determined on the basis of actuarial value), or

     (c) the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

      In the case of any payment before a Participant has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of subparagraph (a) in the preceding paragraph solely because such order requires that payment of benefits be made to an Alternate Payee,

     (a) on or after the date on which the Participant attains (or would have attained) the "earliest retirement age" as defined below,

     (b) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the Participant's Combined Account on such date), or

     (c) in any form in which such benefits may be paid under the Plan to the Participant.

      "Earliest retirement age" shall mean the earlier of: (a) the date on which the Participant is entitled to a distribution under the Plan, or (b) the earliest date on which the Participant could begin receiving benefits under the Plan if he had separated from service.

      Section 2.58. Qualified Military Service shall mean any service in the uniformed services (as defined in chapter 43 of Title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with Code Section 414(u).

      Section 2.59. Regulations shall mean the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time or Department of Labor Regulations, as amended from time to time.

      Section 2.60. Retirement Date shall mean the date on which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal, Early or Late Retirement Date.

      Section 2.61. Rollover Account shall mean the account established on behalf of a Participant to which shall be credited the amount of any transfer made on his behalf pursuant to the provision of Section 4.7 and adjustments as of each Adjustment Date, less any distributions therefrom.

      Section 2.62. Safe-Harbor Matching Contribution shall mean the Employer's Contributions to the Plan made pursuant to Section 4.3(a) hereof for Plan Years beginning on and after January 1, 2000.

      Section 2.63. Total and Permanent Disability shall mean (i) such disability as entitles the Participant to disability benefits under the Social Security Act as amended to the date of inception of such disability which generally means the inability of a Participant to engage in any substantial gainful activity by reason of physical or mental impairment which is expected to result in death or to be of a long-continued and indefinite duration; or (ii) such disability as renders a Participant unable to perform all of the material duties of his own occupation on a full-time or part-time basis due to injury or sickness, provided the Participant does not work at all in any occupation and is under the care of a physician during such disability. In determining the existence of disability, the Committee may require proof of receipt of disability benefits under the Social Security Act or the Long Term Disability Plan as evidence of Total and Permanent Disability.

      Section 2.64. Trust Agreement shall mean the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Trust Agreement between the Employer and the Trustee implementing the funding of this Plan.

      Section 2.65. Trustee shall mean the bank, trust company, or other financial institution, or individual or individuals holding and managing the Trust Fund according to the terms of the Trust Agreement.

      Section 2.66. Trust Fund shall mean the total of the contributions made to the Plan by the Employer and by the Participants and held by the Trustee in a separate trust, increased by any profits or income therefrom and decreased by any loss or expense incurred in the administration of the Trust Fund or payments therefrom under the Plan.

      Section 2.67. Vested shall mean the portion of a Participant's Combined Account that is nonforfeitable. The Combined Account of each Participant who has an Hour of Service on or after

January 1, 2000, the Effective Date of this amendment and restatement shall be fully Vested at all times.

      Section 2.68. Year of Service shall mean, for purpose of participation, the twelve (12) consecutive month period beginning on an Eligible Employee's Date of Employment during which he completes at least one thousand (1,000) Hours of Service. For any Eligible Employee who does not complete at least one thousand (1,000) Hours of Service during the initial twelve (12) consecutive month period beginning on his Date of Employment, and for all subsequent Years of Service, a Year of Service shall mean any Plan Year beginning with the Plan Year which includes the first anniversary of his Date of Employment during which he completes at least one thousand (1,000) Hours of Service.

      Year of Service for all other purposes shall mean a Plan Year during which an Eligible Employee completes at least one thousand (1,000) Hours of Service.

      Years of Service with any Controlled Group Member shall be recognized. In addition, Eligible Employees shall receive credit for service with Tennessee Community Bank; Merchants Capital Corporation; Merchants Bank; Alabama Bancorp; Highland Bank; First Community Bank of the South; The First Corporation of Opelika, Alabama; The First National Bank of Opelika; HomeBanc Corporation; The Home Bank; and any entity acquired by or merged with the Employer as provided in subsequent plan amendments incorporating requirements of the acquisition or merger agreement. Effective September 1, 2000, Eligible Employees shall receive credit for eligibility and vesting purposes for service with First United Bancshares, Inc. (or predecessor employers to the extent the First United Bancshares, Inc. 401(k) Savings Plan and Trust Agreement and the First United Bancshares, Inc. Employee Stock Ownership and Trust Agreement provide past service credit). Effective October 31, 2000, Eligible Employees shall receive credit for eligibility and vesting purposes for service with Texarkana First Financial Corporation and First Federal Savings & Loan Association of Texarkana.

      Service credit with respect to Qualified Military Service shall be provided in accordance with Code Section 414(u). Any period of Family and Medical Leave shall be included for eligibility and vesting purposes under this Plan if required by the Family and Medical Leave Act of 1993 (FMLA).

                                    ARTICLE 3
                                   ELIGIBILITY

      Section 3.1. Eligibility. All Participants in the Plan on the Effective Date of this amendment and restatement shall continue to be Participants. Thereafter, each Eligible Employee shall be eligible to become a Participant on the Entry Date coincident with or next following the later of (a) the date he attains age eighteen (18), or (b) the date he completes one (1) Year of Service, provided he is still an Eligible Employee on such Entry Date. However an individual who becomes an Eligible Employee upon and as a result of the Employer's acquisition, either directly or indirectly, of substantially all of either the stock or assets of such Employee's former employer shall be eligible to participate in this Plan as of the Entry Date next following the date of acquisition if such Employee's former employer maintained a defined contribution plan which is merged into this Plan and such Employee had an account balance in such Plan. Such Eligible Employees who did not have an account balance in a defined contribution plan maintained by such Eligible Employees' former employer which is merged into this Plan, shall be eligible to participate in this Plan on the Entry Date coinciding with or next following his meeting the eligibility requirements of this Section.

      Any former Participant who is reemployed following termination of service shall become a Participant immediately upon his Date of Reemployment.

      Section 3.2. Eligibility Determination. Prior to the date on which an Eligible Employee will be eligible (if he continues his service with the Employer) to participate in the Plan, the Committee shall forward to the Eligible Employee such application for participation as the Committee shall require, and shall notify him of the requirements to become a Participant. The Committee shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Should any question arise as to eligibility, the Committee shall decide such question and such determination, if made in good faith and in accordance with the terms of the Plan and the Act, shall be final; provided, however, such determination shall be subject to review pursuant to Article 16 hereof.

      Section 3.3. Application for Participation. Each Eligible Employee shall be provided the appropriate forms regarding beneficiary designation, deferral election and investment options. In order to become a Participant in this Plan, each Eligible Employee shall accept the terms and provisions of the Plan and agree to be bound thereby. Upon the initial allocation to a Participant's account under this Plan, such Eligible Employee on behalf of himself, his heirs, his assigns and Beneficiary shall automatically be bound by the terms and conditions of this Plan and all amendments hereto.

      Section 3.4. Omission of Eligible Employee. lf, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code by such Employer.

      Section 3.5. Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall be utilized to reduce Safe-Harbor Matching Contributions for the Plan Year in which the discovery is made.

                                    ARTICLE 4
                                FINANCING OF PLAN

      Section 4.1. Formula for Determining Employer's Contribution. For each Plan Year the Employer shall contribute to the Plan (a) the amount of the total salary reduction elections of all Participants made pursuant to Section 4.2 hereof, which amount shall be deemed the Employer Deferral Contribution, (b) the amount contributed to the Plan pursuant to Section 4.3(a) hereof, which amount shall be deemed the Safe-Harbor Matching Contribution, plus (c) the amount contributed to the Plan pursuant to Section 4.3(b) hereof, which shall be deemed the Employer Profit Sharing Contribution. The Employer may also make additional contributions under the provisions of Section 19.2 on behalf of the Non-Highly Compensated Employees.

      Section 4.2. Employee Deferrals.

      (a) Each Participant may elect to defer a portion of his Compensation, and his Compensation shall be reduced by the amount he elects to defer. A Participant may defer up to sixteen percent (16%) (in whole percentages) of his Compensation, except as otherwise limited by Section 415 of the Code and the provisions of this Plan. The election shall specify in writing, on a form satisfactory to the Committee, the percentage to be deferred and contributed to the Trust Fund each payroll period.

      (b) An initial election to defer may be made prior to an Entry Date and such election must be made in the time period as specified from time to time by the Committee. Such initial election shall be effective as of the beginning of any payroll period coinciding with or following the Entry Date next following the election, as specified by the Participant. A Participant may amend his deferral election quarterly, prior to the beginning of any calendar quarter; and such amendment shall be effective as of the first pay period beginning on or after the first day of such calendar quarter. A Participant may revoke his election and elect to make no deferral at any time prior to a payroll period. An election after a revocation may be made in the same manner as an amendment of an existing election. An Employee deferral election shall remain in effect until revoked or amended. All elections and amendments under this paragraph and the preceding paragraph must be received in time to allow normal processing of the paperwork involved in making the change.

      (c) For purposes of this Section 4.2, Compensation used as the basis for determining the amount of any deferral shall be Compensation for the payroll periods beginning in the quarter for which such election is made.

      (d) Deferrals made pursuant to this Section shall be paid by the Employer to the Trustee and credited to the Participant's Employee Deferral Account.

      (e) The balance in each Participant's Employee Deferral Account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

      (f) The amount of each Participant's deferral under this Section shall not exceed $7,000 in any taxable year of such Participant. The $7,000 limit on Participant deferrals herein shall be adjusted for increases in the cost of living as provided in Code Section 415(d) pursuant to Regulations. The adjusted limitation shall be effective as of January 1 of each calendar year. Amounts returned to a Participant under the provisions of Section 6.2 shall not be included for purposes of this limitation.

      (g) In the event the dollar limitation of paragraph (f) above is exceeded, the Committee shall direct the Trustee to distribute such excess amount, and any income or loss allocable to such amount, to the Participant not later than the first April 15th following the close of the Participant's taxable year in which the deferral is made. The excess amount shall be distributed before the close of the calendar year in which the excess deferral is made if the Participant designates the distribution as excess Deferred Compensation, the distribution is made after the date on which the Plan received the excess Deferred Compensation, and the Plan designates the distribution as one of excess Deferred Compensation. The designation by the Participant must be in writing and delivered to the Plan Administrator. However, a Participant is deemed to notify the Plan Administrator of any excess Deferred Compensation that arises by taking into account only the deferrals made to this Plan and any other plan of the Employer.

      (h) In the event that a Participant is also a participant in (i) another qualified cash or deferred arrangement (as defined in Code Section 401(k), (ii) a simple retirement account (as defined in Code Section 408(p), or (iii) a salary reduction arrangement (within the meaning of the Code Section 3121(a)(5)(D) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan combined exceed the dollar limitation in Section 4.2(f) above for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. Such amount shall then be distributed in the same manner as provided in the preceding paragraph.

      (i) Income and losses on returned deferrals shall be computed in accordance with any reasonable method which is nondiscriminatory, consistent for all Participants, and consistent with the allocation of income and losses under
Section 5.4 of this Plan. Income and losses for the period beginning on the day after the last day of the taxable year for which the deferral is made and ending on the date the excess deferral is distributed shall be distributed to the Participant. In the event a corrective distribution is made in the same taxable year of the Participant in which the excess deferral was made, the determination of the income and losses for the period beginning with the first day of the taxable year of the Participant and ending on the date of distribution to the Participant will be made in a reasonable manner based upon income and losses for the Plan Year.

      (j) Amounts held in a Participant's Employee Deferral Account may not be distributable prior to the earlier of:

          (1) his termination of employment, death or Total and Permanent Disability;

      (2) the termination of the Plan without the establishment or maintenance of another defined contribution plan (as defined in Code Section 414(i)) by the Employer (other than an employee stock ownership plan as defined in Code Section 4975(e)(7));

      (3) the disposition by the Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Employer in a trade or business of the Employer, but only with respect to a Participant who continues employment with the corporation acquiring such assets;

      (4) the disposition by the Employer or a Controlled Group Member of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not a Controlled Group Member, but only with respect to a Participant who continues employment with such subsidiary; or

      (5) proven financial hardship, subject to the limitations of Section 9.2 hereof.

      Furthermore, the Employer Deferral Contributions made pursuant to a Participant's election in accordance with this Section shall not be distributable merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

      Section 4.3 Employer Contributions.

      (a) The Employer shall make Safe-Harbor Matching Contributions in an amount equal to one hundred percent (100%) of the first five percent (5%) of Compensation deferred by each Participant for each payroll period. The Employer shall not make Safe-Harbor Matching Contributions attributable to amounts distributed to Participants under Sections 4.2(g), 4.6, 6.2 or 19.2(a) and shall not make Safe-Harbor Matching Contributions which would, if allocated, create Excess Aggregate Contributions as defined in Section 19.7(g).

      The Plan Administrator shall provide a Notice of Contribution each Plan Year to each Eligible Employee for such Plan Year at least thirty (30) days and not more than ninety (90) days before the beginning of the Plan Year. However, for the Plan Year beginning January 1, 2000, the Notice of Contribution shall be provided no later than May 1, 2000. In the event an Eligible Employee does not receive the Notice of Contribution within the period described in the preceding sentence because the Employee becomes eligible after the ninetieth (90th) before the beginning of the Plan Year, the Notice of Contribution shall be provided to such Employee not more than ninety (90) days before the Employee becomes eligible (and no later than the date the Employee becomes eligible).

      For any Plan Year in which the requirements outlined in the preceding paragraphs of this Section 4.3(a) and the requirements of Code Sections 401(k)(12) and 401(m)(11) are met, the provisions of Article 19 of this Plan shall not be applicable; and for any Plan Year in which such requirements are not met, the Safe-Harbor Matching Contribution shall be designated as an Employer Matching Contribution for purposes of Article 19 of this Plan and the requirements of Article 19 of this Plan shall be applicable for such Plan Year. BancorpSouth, Inc. may amend the Plan during any Plan Year to prospectively reduce or eliminate the Safe-Harbor Matching Contribution and in the event such amendment reduces the Safe-Harbor Matching Contribution to an amount less than the amount required by Code Section 401(k)(12)(B), the Safe Harbor Matching Contribution for such Plan Year, if any, shall be designated as an Employer Matching Contribution for purposes of Article 19 of this Plan and the provisions of Article 19 of this Plan shall be applicable for such Plan Year.

      Safe-Harbor Matching Contribution Accounts shall be distributed under the provisions of Section 7 of this Plan, but may not be distributable prior to the earlier of the events outlined in Section 4.2(j) for distribution of Employee Deferral Accounts. However, Safe-Harbor Matching Contribution Accounts may not be distributed in the event of proven financial hardship under 4.2(j)(5).

      (b) As of the last Adjustment Date of each Plan Year, in addition to the Employer Safe-Harbor Matching Contributions, the Employer may make Employer Profit Sharing Contributions. The amount of such Employer Profit Sharing Contributions, if any, shall be determined by the Employer as of the last Adjustment Date of each Plan Year and shall be made without regard to current or accumulated net profits of the Employer.

      Section 4.4 Time of Payment of Employer Deferral Contributions. The Employer Deferral Contributions accumulated through payroll deductions shall be paid to the Trust Fund as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets.

      Section 4.5 Time of Payment of Employer Contributions. The Employer shall pay to the Trustee its Safe-Harbor Matching Contributions with respect to Employee Deferrals during a Plan Year quarter no later than the last day of the following Plan Year quarter. The Employer shall pay to the Trustee its Employer Profit Sharing Contributions to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return for the Fiscal Year coinciding with such Plan Year.

      Section 4.6 Adjustment of Deferrals. In order to ensure that the Plan remains qualified under Code Section 401(k), the Committee shall monitor the amounts of Deferred Compensation elected by Participants. If necessary, the Committee may direct that the amount of Deferred Compensation elected by one or more Participants be adjusted so that the Plan remains qualified; provided that, in taking such action the Committee shall treat all Participants in a non-discriminatory manner and shall not discriminate in favor of Employees who are officers or shareholders, or who are deemed to be Highly Compensated Employees. Except for reductions under Sections 4.2(g) and 6.2 of this Plan, the Deferred Compensation of a Non-Highly Compensated Employee may not be reduced to an amount that is less than the amount required to receive the maximum amount of Safe-Harbor Matching Contributions under this Plan unless such Employee elects a lesser amount.

      Such action by the Committee may relate to past and/or future Employee deferrals and, to the extent permitted by applicable law, may include (but is not limited to) (a) returning any Employee deferrals to some or all Participants, (b) recharacterizing a deferral as another type of contribution, or (c) temporarily suspending certain Participants' ability to make all or a portion of their Employee deferrals.

      Section 4.7 Transfers from Qualified Plans.

      (a) An Eligible Employee may transfer amounts directly from a plan qualified under Code Section 401(a) to this Plan pursuant to Section 402 or
Section 403 of the Code, provided that the Plan from which the transfer is made is maintained by an entity which is acquired by or merged into the Employer and such plan is terminated in connection with such acquisition or merger and such amounts to be transferred qualify as an eligible rollover distribution as defined in the Code. Such transfer will be permitted only if the trust from which the funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust Fund or create adverse tax consequences for the Employer. Such transferred amounts shall be distributed to a Participant only in the same manner and in connection with the distribution of the benefits payable to the Participant pursuant to Article 7 hereof.

      (b) The amounts transferred to the Plan in accordance with the provisions of this Section 4.7 shall be credited to the Participant's Rollover Account and shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

      (c) Transfers made to the Plan pursuant to this Section shall be invested in accordance with the Participant's investment election pursuant to Article 10 hereof.

      (d) An Eligible Employee who makes a plan to plan transfer to the Plan pursuant to this Section 4.7 shall become a Participant as of the date of such contribution if he had not previously become a Participant. Such an Eligible Employee, however, shall be a Participant only for the purpose of such plan to plan transfer and shall not be eligible to make other contributions or to share in contributions made by the Employer until such Eligible Employee has become a Participant in accordance with Article 3 hereof.

      (e) The Committee must be provided information regarding the rollover which will allow the Committee to reasonably conclude that it is a valid rollover contribution. If the Committee later determines that the rollover was not a valid rollover contribution, the amount of the invalid rollover contribution, plus any earnings attributable thereto, shall be distributed to the Employee within a reasonable time after such determination.

      Section 4.8 Acquisition Loans.

      (a)   Definitions.

            (i) Acquisition Loan. A loan (or other extension of credit) which meets the requirements of Code Section 4975(d)(3) used by the Trustee to finance the acquisition of Company Stock or to repay a prior Acquisition Loan, which loan may (A) constitute an extension of credit to the Trust Fund from a disqualified person (within the meaning of Code Section 4975(e)(2)), or (B) be guaranteed or collateralized by a disqualified person.

            (ii) Financed Shares. Shares of Company Stock acquired by the Trust Fund with the proceeds of an Acquisition Loan.

            (iii) Loan Suspense Account. The portion of the Trust Fund attributable to unallocated Financed Shares.

      (b) Financing Acquisition of Company Stock. The Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Company Stock (Financed Shares) for the Trust Fund or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock, which meets the requirements of Code Section 4975(d)(3) and the Regulations, shall constitute an Acquisition Loan. The terms of an Acquisition Loan shall be as favorable to the Trust Fund as the terms of a comparable loan arising from an arm's-length transaction between independent parties. An Acquisition Loan shall be for a specific term; shall bear a reasonable rate of interest, taking into consideration all relevant factors including, but not limited to, the interest rate prevailing for comparable loans; and shall not be payable on demand except in the event of default. An Acquisition Loan shall be made without recourse against the Plan and may be secured by a collateral pledge of the Financed Shares acquired with the proceeds of such loan or of a prior Acquisition Loan repaid with the proceeds of such loan. No other Trust Fund assets may be pledged as collateral for an Acquisition Loan. No person entitled to payment under the terms of an Acquisition Loan shall have any rights to assets of the Trust Fund, other than collateral given for the Acquisition Loan, contributions made to the Plan to enable it to meet its obligations under that Acquisition Loan, and earnings attributable to such collateral and such contributions. Any pledge of Financed Shares must provide for the release of shares so pledged on a pro-rata basis (as provided in Section
5.4 of this Plan) as principal and interest on the Acquisition Loan are repaid by the Trustee. Such released Financed Shares shall be allocated to the Employer Matching Contribution Account and/or Employer Profit Sharing Contribution Account of a Participant in accordance with Section 5.4 hereof. Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Safe-Harbor Matching Contributions and/or Employer Profit Sharing Contributions paid in cash to enable the Trustee to repay such loan, from earnings attributable to such Safe-Harbor Matching Contributions and/or Employer Profit Sharing Contributions and from any cash dividends on such Financed Shares.

      Section 4.9 Prohibition of Reversion. It shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of either providing benefits to Participants and Beneficiaries or defraying reasonable expenses of administering the Plan. Notwithstanding any provision of the Plan to the contrary, however, each contribution by the Employer, without requirement of further action, shall be deemed to be expressly conditioned upon the deductibility of such contributions under Code Section 404. Nothing herein shall be construed to prohibit the return to the Employer of all or part of a contribution as follows:

      (a) which is made by the Employer by a mistake of fact, provided the return of such contribution is made within one (1) year after the payment thereof and the amount returned is limited to the excess of the amount contributed over the amount that would have been contributed had no mistake of fact occurred; or

      (b) to the extent a deduction thereof under section 404 of the Code is disallowed, provided the return of such contribution is limited to the amount disallowed and is made within one (1) year after the disallowance.

                                    ARTICLE 5
                           VALUATIONS AND ALLOCATIONS

      Section 5.1 Valuation of Trust Fund. The Committee shall direct the Trustee, as of each Adjustment Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Adjustment Date. The balances of all Participants' Combined Accounts shall be brought up to date in accordance with this Article so that the sum total of the balances of all Participants' Combined Accounts shall equal the value of the Trust Fund on such date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Adjustment Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement.

      Section 5.2 Method of Valuation. In determining the fair market value of securities held in the Trust Fund, including Company Stock, which are listed on a registered stock exchange, the Committee shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Adjustment Date. If such securities were not traded on the Adjustment Date or if the exchange on which they are traded was not open for business on the Adjustment Date, then the securities shall be valued at the prices at which they were last traded prior to the Adjustment Date. Any unlisted security held in the Trust Fund shall be valued at the price of the last trade preceding the close of business on the Adjustment Date as quoted in the Wall Street Journal. In determining the fair market value of assets other than securities for which trading or bid price can be obtained, the Trustee may appraise such assets, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers. Notwithstanding the preceding, if Company Stock is not readily tradeable on an established securities market, the valuation of such Company Stock shall be conducted by an independent appraiser (as defined in Section 401(a)(28) of the Code).

      Section 5.3 Participant Accounts. The Committee shall determine the Participants, Former Participants, and Beneficiaries who are entitled to one or more of the allocations hereinafter described. The following accounts shall be established and maintained for each Participant: (a) a separate Employee Deferral Account or Accounts to record his interest in the Trust Fund which is attributable to his deferrals, Employer contributions made under the provisions of Section 19.2(c) and Employer Matching Contributions deemed Employer Deferral Contributions under Section 19.2(b); (b) a separate Employer Matching Contribution Account to record his interest in the Trust Fund which is attributable to Employer Matching Contributions and Safe-Harbor Matching Contributions; (c) a separate Employer Profit Sharing Contribution Account to record his interest in the Trust Fund which is attributable to Employer Profit Sharing Contributions; (d) a separate Employer PAYSOP Contribution Account to record his interest in the Trust Fund which is attributable to Employer PAYSOP Contributions; (e) separate Rollover Account or Accounts to record any rollovers or transfers made to this Plan by the Participant pursuant to Section 4.7 of the Plan; and (f) a separate Member Account (and required subaccounts related thereto) to record amounts transferred to this Plan pursuant to the merger of this Plan with another qualified retirement plan. Each such account shall consist of a record of the contributions, payments or withdrawals, and adjustments. The Committee, however, may separately account for that portion of each Participant's accounts attributable to Top Heavy Plan Years.

      Section 5.4 Allocation of Contributions and Earnings. The Employer shall provide the Committee with all information required by the Committee to make a proper allocation of the Employer's contributions. As of each Adjustment Date, the Committee shall allocate such contribution to the accounts of each Participant, Former Participant and Beneficiary by the following additions and subtractions in the order stated:

      (a)   Employee Deferral Account.

            (i) Payments. There shall be subtracted any payments or withdrawals (including loans) made from the Employee Deferral Account since the preceding Adjustment Date.

            (ii) One-Half of Participant Deferrals and Loan Repayments: There shall be added to the Employee Deferral Account one-half (-1/2) of any deferrals made since the preceding Adjustment Date to the extent such deferrals have not been withdrawn and one-half (-1/2) of any repayments on loans made from the Employee Deferral Account.

            (iii) Transfer of Investment. There shall be added and/or subtracted any amounts so requested, as of the beginning of the calendar quarter ending on the Adjustment Date, from one Fund to another.

            (iv) Net Gain or Loss: There shall be added or subtracted a proportionate share of the net income or net loss of each Fund since the preceding Adjustment Date in the same ratio that the amount of the Participant's Employee Deferral Account invested in such Fund as of such preceding Adjustment Date (adjusted as provided in subparagraphs (a)(i), (a)(ii) and (a)(iii) above) bears to the total of all Participants' Combined Accounts invested in such Fund as of such preceding Adjustment Date (also adjusted as provided in subparagraphs (a)(i), (a)(ii) and (a)(iii)). Such net income or net loss shall be ascertained by the Trustee and shall mean the profits and income actually realized or received less the losses and expenses actually incurred and paid plus any net increase or minus any net decrease in the value of the assets even though not actually realized or received or incurred and paid; provided, that in valuing the assets of the Fund, expense of liquidation shall not be considered. Any net gain or net loss shall be determined as of the Adjustment Date and shall be at fair market value determined in accordance with Section 5.2 hereof. The findings of the Trustee as to the net income or net loss of the Fund including the value of all assets shall be conclusive. Dividends on Company Stock shall be allocated pursuant to sub-paragraph (d) below.

            (v) Remaining Participant Deferrals and Loan Repayments. There shall be added to the Employee Deferral Account the remaining balance of any deferrals and repayments on loans made from the Employee Deferral Account made since the preceding Adjustment Date and any amounts contributed or reallocated pursuant to
                  Section 19.2 of this Plan.

      (b) Employer Matching Contribution Account and Employer Profit Sharing Account.

            (i) Payments. There shall be subtracted from each Employer Matching Contribution Account and Employer Profit Sharing Account any payments or withdrawals (including loans) made therefrom since the preceding Adjustment Date.

            (ii) Transfer of Investment. There shall be added and/or subtracted any amounts so requested, as of the beginning of the calendar quarter ending on the Adjustment Date, from one Fund to another.

            (iii) Net Gain or Loss. There shall be added to or subtracted from each Participant's Employer Matching Contribution Account and Employer Profit Sharing Contribution Account a proportionate share of the net income or net loss of each Fund since the preceding Adjustment Date in the same ratio that the amount of each such account invested in such Fund as of such preceding Adjustment Date (adjusted as provided in subparagraphs (b)(i), (b)(ii) and (b)(iii) above) bears to the total of all Participants' Combined Accounts invested in such Fund as of such preceding Adjustment Date (also adjusted as provided in subparagraphs (b)(i), (b)(ii) and (b)(iii) above). Such net income or net loss shall be ascertained by the Trustee and shall mean the profits and income actually realized or received less the losses and expenses actually incurred and paid plus any net increase or minus any net decrease in the value of the assets even though not actually realized or received or incurred and paid; provided, that in valuing the assets of the Fund, expense of liquidation shall not be considered. Any net gain or net loss shall be determined as of the Adjustment Date and shall be at fair market value determined in accordance with Section 5.2 hereof. The findings of the Trustee as to the net income or net loss of the Fund including the value of all assets shall be conclusive. Appropriate adjustment shall be made to reflect any loans to the Participant and to credit to the Participant's account interest earned on such loan as provided in Section 9.3(c)(vii) hereof. Dividends on Company Stock shall be allocated pursuant to sub-paragraph (d) below.

            (iv) Safe-Harbor Matching Contributions. Safe-Harbor Matching Contributions shall be utilized to repay any outstanding Acquisition Loan and Company Stock released in connection with such repayment shall be allocated to the Participant's Employer Matching Contribution Account, subject to paragraphs
                  (e) and (f) below. If there is no outstanding Acquisition Loan, there shall be added to each Participant's Employer Matching Contribution Accounts the Safe-Harbor Matching Contribution made by the Employer on behalf of such Participant pursuant to Section 4.3(a) hereof since the preceding Adjustment Date. No Safe-Harbor Matching Contributions shall be allocated with respect to amounts returned to Participants under the provisions of Section 4.2(g), 4.6, 6.2 or 19.2(a). In the event such Safe-Harbor Matching Contributions are allocated, they shall be forfeited as of the last day of the Plan Year in which they were allocated and utilized to reduce the Employer's Safe-Harbor Matching Contributions.

            (v) Employer Profit Sharing Contributions. Employer Profit Sharing Contributions, if any, shall be made and allocated only as of the last Adjustment Date of each Plan Year. Such contributions shall first be utilized to repay any outstanding Acquisition Loan to the extent the Safe-Harbor Matching Contributions are not sufficient to meet the principal and interest payment due on such Acquisition Loan for the Plan Year in which such contributions are made. In such event, Company Stock released in connection with such repayment shall be allocated to the Participant's Employer Profit Sharing Contribution Account, subject to paragraphs (e) and (f) below. Employer Profit Sharing Contributions not utilized to repay an outstanding Acquisition Loan shall be allocated to the Participant's Profit Sharing Account in the same proportion that each such Participant's

                  Compensation for the Plan Year bears to the Compensation of all Participants for such Plan Year. Only Participants who have met the following requirements shall be entitled to share in the Employer Profit Sharing Contributions for the Plan
                  Year:

                  (A)   Participants who shall have completed one thousand
                        (1000) Hours of Service during the Plan Year and are employed on the last day of the Plan Year;

                  (B) Participants who shall have retired, died or suffered a Total and Permanent Disability during the Plan Year for which the contribution is made; or

                  (C) Participants who shall have been on an Authorized Leave of Absence on the last day of the Plan Year for which such contribution is made.

      (c) Other Accounts. Any amounts transferred to this Plan from another qualified retirement plan as a result of the merger of such plan with this Plan shall be credited to the appropriate Member Account of each Participant in the merged plan. Any amounts transferred or rolled over to this Plan by a Participant shall be credited to such Participant's Rollover Account. Each Participant's Rollover Account, Member Account and PAYSOP Account shall share in gains or losses in the same manner as the Employee Deferral Accounts, Employer Matching Contribution Accounts and Employer Profit Sharing Accounts.

      (d)   Allocation of Dividends.

            (i) Cash Dividends. Any cash dividends received on shares of Company Stock allocated to Participants' Combined Accounts shall be allocated to their respective accounts. Any cash dividends received on unallocated shares of Company Stock held in the Loan Suspense Account shall be included in the computation of the net income (or loss) of the Trust Fund and shall be allocated to the Participant's Employer Matching Contribution Account in the same proportion as the balance of each Participant's Combined Accounts on the preceding Adjustment Date (less any payments or withdrawals since such preceding Adjustment Date) bears to the total balance of all Participants' Combined Accounts of the preceding Adjustment Date (less any payments or withdrawals since such preceding Adjustment Date). Notwithstanding the preceding, all cash dividends on Company Stock acquired with an Acquisition Loan, whether or not allocated to the accounts of Participants, shall be used, in the discretion of the Committee, for the purpose of repaying such Acquisition Loan. If dividends on Company Stock allocated to the accounts of Participants are used to pay an Acquisition Loan, Company Stock having a fair market value of not less than the amount of any such dividend shall be allocated to the Participant's accounts to which the Company Stock to which the dividends are attributable are allocated.

            (ii) Stock Dividends, Splits and Recapitalizations. Company Stock received by the Trustee as a result of a stock dividend, stock split, reorganization or other recapitalization of the Employer shall be allocated to the Participant's Combined Accounts or the Loan Suspense Account, as the case may be, as of the date on which the Company Stock is received by the Trustee in the same proportion that the Company Stock was allocated to such accounts as of the immediately preceding Adjustment Date.

      (e) Unallocated Shares. Financed Shares shall initially be credited to the Loan Suspense Account and shall be allocated to the Employer Matching Contribution Accounts and/or Employer Profit Sharing Contribution Accounts of Participants only as payments of principal and interest on the Acquisition Loan are made by the Trustee and Financed Shares are released from the Loan Suspense Account as herein provided. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participant's accounts for each Plan Year shall be based upon the ratio that the payments of principal and interest on the Acquisition Loan for that Plan Year bears to the sum of the principal and interest for that Plan Year and for all future years during the duration of the Acquisition Loan repayment period. The number of future years during the duration of the Acquisition Loan repayment period must be definitely ascertainable and must be determined without taking into account any possible extensions or renewals thereof. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year for which such release is being determined. Financed Shares released from the Loan Suspense Account as a result of payments made from Safe-Harbor Matching Contributions shall be allocated as of the last Adjustment Date of each Plan Year to each Participant's Employer Matching Contribution Account in the same proportion that the Safe-Harbor Matching Contributions made on behalf of such Participant pursuant to Section 4.3(a) hereof during the Plan Year bears to such Safe-Harbor Matching Contributions for all Participants during the Plan Year. Financed Shares released from the Loan Suspense Account as a result of payments made from Employer Profit Sharing Contributions shall be allocated as of the last Adjustment Date of each Plan Year in the manner provided in paragraph (b)(iv) of this Section 5.4.

      (f) Limitation on Allocation of Financed Shares to Certain Participants. Notwithstanding the provisions of this Section 5.4 to the contrary, in any Plan Year designated by the Committee, no more than one-third (-1/3) of the allocations made pursuant to paragraph (e) hereof shall be allocated to the Employer Matching Contribution Accounts and/or Employer Profit Sharing Contribution Accounts of Participants who are Highly Compensated Employees. Any amounts not allocated due to the restriction under this paragraph (f) shall be allocated to the Employer Matching Contribution Accounts and/or Employer Profit Sharing Contribution Accounts of all other Participants in accordance with paragraph (e) as though the Highly Compensated Employees did not participate in the Plan during such Plan Year.

      Section 5.5. Minimum Allocations Required for Top Heavy Plan Years.

      (a) Notwithstanding the foregoing, for any Plan Year in which this Plan is determined to be a Top Heavy Plan pursuant to Article 12 hereof, a minimum Employer contribution shall be made to the Employer Matching Contribution Account of each Participant who is a Non-Key Employee employed by the Employer on the last day of the Plan Year. This minimum Employer contribution shall be made even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation because of (i) his failure to complete one thousand (1,000) Hours of Service during the Plan Year, (ii) his failure to defer Compensation under the Plan, or (iii) his level of Compensation. The minimum Employer contribution to the Employer Matching Contribution Account of each Participant under this Section shall be equal to (i) three percent (3%) of the Participant's 415 Compensation less (ii) other Employer contributions allocated to such Participant's accounts for the Plan Year. If, however, the Employer contribution for any Key Employee for such Plan Year under this and any other defined contribution plan required to be included in the Required Aggregation Group or Permissive Aggregation Group of plans is less than three percent (3%) of such Key Employee's 415 Compensation, then the minimum Employer contribution need not exceed an amount equal to (i) the amount that results from multiplying each Participant's 415 Compensation by the highest contribution rate of any Key Employee covered by the Plan or any other defined contribution plan required to be included in the Required Aggregation Group or Permissive Aggregation Group of plans less (ii) the of other Employer contributions allocated to such Participant's accounts for the Plan Year. For purposes of determining whether a Non-Key Employee has received the required minimum allocation, Deferred Compensation and Safe-Harbor Matching Contributions shall not be counted as Employer contributions.

      (b) Notwithstanding the above, if such Non-Key Employee also participates in the BancorpSouth, Inc. Revised Retirement Plan during that Plan Year, the requirements of Section 416(c) of the Code shall be satisfied by the accrual of the minimum benefit derived from Employer contributions under and according to the provisions of that plan, in lieu of the minimum Employer contribution described above.

      (c) For purposes of this Section, 415 Compensation shall be defined as in
Section 2.37 hereof, and shall be limited to $150,000 (as adjusted pursuant to Code Section 415(d)).

                                    ARTICLE 6
              LIMITATIONS ON ALLOCATIONS TO PARTICIPANT'S ACCOUNTS

      Section 6.1 Maximum Annual Addition. Notwithstanding anything contained herein to the contrary, the maximum Annual Addition that may be made on behalf of any Participant for a Limitation Year shall not exceed the lesser of (a) Thirty Thousand Dollars ($30,000) (increased as provided in Section 415(d) of the Code), or (b) twenty-five percent (25%) of the Participant's 415 Compensation for the Limitation Year. For purposes of these limitations, all defined contribution plans of the Employer and Controlled Group Members shall be treated as one plan.

      In determining the maximum Annual Additions to this Plan, there shall be included Employer Deferral Contributions, Employer Matching Contributions, Safe-Harbor Matching Contributions, Employer Profit Sharing Contributions and contributions made under the provisions of Article 19 of this Plan. Amounts described in Sections 415(1)(2) and 419A(d)(2) of the Code shall also be included in determining the Annual Additions. The compensation limitation referred to in (b) of the first sentence of this Section 6.1 shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under
Section 415(1)(1) of the Code.

      In the event a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive month period, the maximum Annual Addition shall not exceed Thirty Thousand Dollars ($30,000) (increased as provided in Section 415(d) of the Code) multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12).

      Notwithstanding the provisions of this Section 6.1, with respect to any Limitation Year in which contributions are allocated in accordance with paragraph (f) of Section 5.4 of this Plan and such contributions are deductible under Code Section 404(a)(9), the term Annual Addition shall not include any Employer contributions applied to pay interest on an Acquisition Loan.

      Section 6.2 Adjustments for Section 415 Limits. If the Annual Addition for a Participant exceeds the limitations of Section 6.1 for a Limitation Year, Employer Deferral Contributions and net income thereon shall be returned to the Participant on whose behalf said contributions were made to the extent the return would reduce the excess Annual Addition for the Participant. Net income on returned contributions shall be computed in accordance with any reasonable method which is nondiscriminatory, consistent for all Participants, and consistent with the allocation of income and losses under Section 5.4 of this Plan. In the event excess Annual Additions remain, such excess shall be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant, if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the excess amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year, and each succeeding Limitation Year, if necessary, to all of the remaining Participants in the Plan before any Employer contributions which would constitute Annual Additions may be made to the Plan for such Limitation Year. The allocation and reallocation of amounts in a suspense account shall be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. Excess amounts may not be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this Section 6.2, it shall not participate in the allocation of the Trust Fund's investment gain and losses.

      Notwithstanding anything contained herein to the contrary, the limitations, adjustments and other requirements provided in this Article 6 shall, at all times, comply with the provisions of Section 415 of the Code and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

                                    ARTICLE 7
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

      Section 7.1. Determination of Benefits Upon Retirement. A Participant may terminate his employment with the Employer and retire on or after his Early Retirement Date or his Normal Retirement Date. However, if the Participant remains in the employ of the Employer after his Normal Retirement Date he shall continue to participate in the Plan, including the right to receive allocations pursuant to Section 5.4 hereof, until his Late Retirement Date. Upon the Adjustment Date coinciding with or next following a Participant's Retirement Date, or as soon thereafter as practicable, the Trustee shall, at the Participant's election, distribute all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.12 hereof. Subject to the provisions of Section 7.5(f), a Participant may elect to defer receipt of his benefits until a later Adjustment Date, but not beyond his Required Beginning Date as defined in Section 7.5(e).

      Section 7.2. Determination of Benefits in Event of Disability. Upon the Adjustment Date coincident with or next following the determination of a Participant's Total and Permanent Disability, or as soon thereafter as practicable, the Trustee shall, at the Participant's election, distribute all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.12 hereof as though such Participant had retired; provided, however, one or more interim payments shall be made to the Participant beginning as of the date of determination of such Participant's Total and Permanent Disability if requested by the Participant. Notwithstanding the foregoing, such disabled Participant may elect, subject to the provisions of Section 7.5(f), to defer payment of his Total and Permanent Disability retirement benefit until a later Adjustment Date but not beyond his Required Beginning Date as defined in
Section 7.5(e).

      Section 7.3. Determination of Benefits Upon Death.

      (a) As of the Adjustment Date coincident with or next following the death of a Participant prior to termination of his employment with the Employer, the Trustee shall, at the Participant's or Beneficiary's election, distribute, in accordance with the provisions of Sections 7.6 and 7.12 hereof, the deceased Participant's Combined Account to his Beneficiary determined in accordance with
Article 15 hereof. The Beneficiary may elect a later payment date if allowed under Section 7.6(e).

      (b) As of the Adjustment Date coincident with or next following the death of a Former Participant, the Trustee, in accordance with the provisions of Sections 7.6 and 7.12 hereof, shall, at the Participant's or Beneficiary's election, distribute any then remaining funds segregated for such deceased Former Participant to his Beneficiary determined in accordance with
Article 15 hereof. The Beneficiary may elect a later payment date if allowed under Section 7.6(e).

      (c) The Committee may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or of a deceased Former Participant as the Committee may deem desirable. The Committee's determination of the right of any person to receive a death benefit payment shall be conclusive.

      Section 7.4. Determination of Benefits Upon Termination.

      (a) Upon the termination of a Participant's employment for any reason other than retirement, death, or Total and Permanent Disability, such Participant's Combined Account shall remain in the Plan and share in allocations as provided in Section 5.4 hereof until such time as a distribution is made to the terminated Participant. Distribution of the funds due to a terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Early or Normal Retirement Date). At the election of the terminated Participant, however, the Plan Administrator shall direct the Trustee to commence distribution of such Participant's accounts as of any Adjustment Date coinciding with or following the date of such Participant's termination in accordance with the provisions of Sections 7.5 and 7.12.

      (b) Notwithstanding any other provision of this Plan to the contrary, the right of any Participant to receive any benefits payable under this Section shall not be forfeited or waived for any reason for which such Participant's employment is terminated, provided that such termination occurs after he has met the requirements which would qualify him for benefits hereunder.

      (c) Participants for whom a Member Account is maintained may elect for distribution of such Member Account to commence as provided in Addendum to this Plan.

      Section 7.5. Distribution of Benefits Upon Retirement, Disability or Termination.

      (a) The Committee, upon written request of a Participant or Former Participant, shall direct the Trustee to distribute to the Participant, Former Participant or Beneficiary, as applicable, any amounts to which he is entitled under the Plan. Subject to the provisions of Sections 7.6(e), 7.8 and 7.9, a Participant or Former Participant may elect distribution in one or more of the following methods:

          (i)       Lump Sum Payments. One lump-sum payment;

          (ii) Installments from Trust Fund. Payment of such amount in monthly installments over a period elected by the Participant of not more than fifteen years; provided, that
                    (A) such period shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated

                    Beneficiaries); and (B) if such method of payment would result in payments of less than $100 per month, such amount shall be paid at the rate of $100 per month until it is exhausted. The total amount credited to the accounts of the Former Participant shall remain in the Trust Fund until distributed and shall be adjusted as of each Adjustment Date as provided in the Plan and such installments shall be modified annually to reflect such adjustment. If the Participant dies prior to the exhaustion of his accounts, the balance shall be paid to his Beneficiary as provided in
                    Section 7.6 hereof;

          (iii)     Combination Payments. Any combination of the above; or

          (iv) Member Accounts. Any method allowed for such Member Account under the provisions of Addendum I of this Plan. Effective for distributions made on and after April 1, 2001, Member Accounts shall be distributed under the provisions of this
                    Section 7.5.

      (b) A Participant or Former Participant who is scheduled to receive periodic payment of benefits under the Plan may direct the investment of his accounts remaining in the Plan in accordance with the provisions of Article 10.

      (c) If no benefit option has been selected within sixty (60) days following the last date upon which distribution of benefits must commence pursuant to Section 7.5(e) hereof, the benefit will be paid as in subsection
(a)(i) above.

      (d) If distribution of an account is being made from the Trust Fund in installments, the Former Participant may, as of any subsequent date, request that the remaining amount then credited to his account be distributed in a lump sum.

      (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder:

          (i) A Participant's benefits shall be distributed to him not later than the Required Beginning Date or, if distributable in installments, shall be distributed beginning not later than the Required Beginning Date over a period not extending beyond the life expectancy of such Participant (or the life expectancies of such Participant and his designated Beneficiaries) in accordance with Regulations, without regard to the actual date of retirement, anniversary date of commencement of participation in the Plan or termination of employment with the Employer. The amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire account balance by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and his designated

                    Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Regulations. For purposes of this Section, the life expectancy of a Participant and the Participant's Beneficiary (if such Beneficiary is the Participant's spouse) may, at the election of the Participant or the Participant's spouse, be recalculated no more frequently than annually in accordance with Regulations. If no election is made at the time distribution must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation.

          (ii) For purposes of this Section 7.5(e), the Required Beginning Date for Participants who attain age seventy and one-half (70-1/2) on and after January 1, 2000, shall be April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70-1/2), or (b) the calendar year in which the Participant retires. The preceding sentence shall not apply to a Five-Percent Owner (as defined in Section 2.35 of this Plan) and distributions to Five-Percent Owners shall commence no later than April 1 of the calendar year following the calendar year in which such owner attains age seventy and one-half (70-1/2). The Required Beginning date for Participants who attain age seventy and one-half (70-1/2) prior to January 1, 2000 shall be April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

          (iii) Distributions to a Participant and his Beneficiary shall be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

      (f) In the event the total interest of a Participant is not greater than five thousand dollars ($5,000) at the date of distribution of benefits, the entire interest of the Participant shall be distributed in a lump sum to the Participant (or to the Participant's spouse if the Participant has died), without regard to any provisions hereof except the provisions of Sections 7.8 and 7.10 hereof. Such a distribution shall be made without the written consent of the Participant and the spouse (or without the consent of the spouse if the Participant has died) as soon as possible after the Participant's termination of service. However, no distribution may be made under this paragraph after the Annuity Starting Date unless the Participant and the Participant's spouse (or the Participant's spouse if the Participant has died) consent in writing to such distribution.

      (g) In the event the present value of a Participant's accounts exceeds (or at the time of any prior distribution exceeded) five thousand dollars ($5,000), and the Participant's benefits are payable prior to the time the Participant attains the later of his Normal Retirement Date or age sixty-two (62), the Participant must consent in writing to the distribution. Such consent must be obtained in writing within the ninety (90) day period ending on the Annuity Starting Date.

      The Committee shall notify the Participant of the right to defer any distribution. Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date. The consent of the Participant is not required if a distribution is required under Section 401(a)(9) or Section 415 of the Code. Such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Regulations is given, provided that:

          (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (ii) the Participant after receiving the notice, affirmatively elects a distribution; and

          (iii) if the distribution is one to which Sections 401(a)(11) and 417 of the Code apply, the distribution may not commence until after the expiration of the seven (7) day period beginning the day after the notice required under 19.2(c) is provided to the Participant.

      Section 7.6. Distribution Upon Death of Participant.

      (a) The death benefit payable pursuant to Section 7.3 hereof shall be paid to the Participant's Beneficiary in one or more of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject, however, to the rules specified in Sections 7.6(e), 7.8 and 7.9 hereof:

          (i)       Lump Sum Payment. One lump sum payment;

          (ii) Installments from Trust Fund. Payment of such amount in monthly installments over a period elected by the Participant or his Beneficiary of not more than fifteen years; provided that if such method of payment would result in payments of less than $100 per month, such amount shall be paid at the rate of $100 per month until it is exhausted. The total amount credited to the accounts of the deceased Participant shall remain in the Trust Fund until distributed and shall be adjusted as of each Adjustment Date, as provided in the Plan and such installments shall be modified annually to reflect such adjustment;

          (iii)     Combination Payments. Any combination of the above; or

          (iv) Member Accounts. Any method allowed for such Member Account under the provisions of Addendum I to this Plan. Effective for distributions made on and after April 1, 2001, Member Accounts shall be distributed under the provisions of this
                    Article 7.6.

      (b) A Beneficiary who is scheduled to receive periodic benefits under the Plan pursuant to subsection (ii) or (iii) above may direct the investment of the accounts of the deceased Participant remaining in the Plan in accordance with the provision of Article 10.

      (c) If no benefit option has been selected within sixty (60) days following the death of the Participant, the benefit will be paid as in subsection (e) below.

      (d) If distribution of the account of a deceased Participant is being made from the Trust Fund in monthly installments, the deceased Participant's Beneficiary may nevertheless, as of any subsequent date, request that the remaining amount then credited to the account of the deceased Participant shall be distributed in a single lump sum.

      (e) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder:

          (i) If the Participant dies after distribution of his account has commenced and before his entire interest has been distributed, the remaining portion of such account will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (ii) If the Participant dies before distribution of his account commences, the Participant's entire account will be distributed by December 31 of the calendar year in which the fifth anniversary of his death occurs, except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                    (A) If any portion of the Participant's account is payable to a designated Beneficiary, distributions may be made in substantially equal installments over a period not extending beyond the life expectancy of the designated Beneficiary. Such distribution shall commence no later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

                    (B) If the designated Beneficiary is the Participant's surviving spouse (determined as of the date of the Participant's death), distributions may be made in substantially equal installments over a period not extending beyond the life expectancy of the spouse. Such distribution shall commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died, or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2 . If the surviving spouse dies before payments begin, the 5-year distribution requirement of the first clause of this Section 7.6(e)(ii) shall apply as if the spouse had been the Participant.

          (iii) For purposes of this Section, life expectancy shall be calculated by use of the return multiples specified in
                    Section 1.72-9 of the Regulations. Life expectancy of a surviving spouse may, at the election of the Participant or the Participant's surviving spouse, be recalculated annually in accordance with Regulations. The election once made shall be irrevocable. lf no election is made by the time distributions must commence, then the life expectancy of the Participant's surviving spouse shall not be subject to recalculation. In the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

          (iv) For purposes of Section 7.6(e)(ii), the election by a designated Beneficiary to be excepted from the 5-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. With respect to a designated Beneficiary who is the Participant's surviving spouse, however, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70-1/2 ; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

          (v) For purposes of (i), (ii) and (iii) above, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

      (f) The provisions of Section 7.5(f) shall apply to distributions upon the death of a Participant.

      Section 7.7. Member Accounts. Member Accounts established for Participants on whose behalf assets were transferred from another qualified retirement plan shall be distributable in the methods outlined in Addendum I of this Plan, in addition to the other methods available under

Sections 7.5 and 7.6. Effective for distributions made on and after April 1, 2001, Member Accounts shall be distributed under the provisions of Sections 7.5 and 7.6.

      Section 7.8. Form of Distribution. Distributions of benefits from this Plan shall be made in shares of Company Stock or cash or a combination of Company Stock and cash; provided that to the extent a Participant has exercised the election to diversify investments pursuant to Section 11.3 of this Plan, the portion of the Participant's accounts to which such election applies shall not be distributed in Company Stock. Each Participant and Beneficiary shall have the right to require that any amount payable to him which is subject to the requirement of this Section 7.8 be distributed to him in Company Stock. Prior to making a distribution of benefits, the Committee shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed in Company Stock. If the Participant or his Beneficiary fails to make such demand in writing within thirty (30) days after receipt of such written notice, the Committee shall direct the Trustee to make such distribution in such form as the Committee shall determine. Distributions in the form of Company Stock will be made in whole shares or other units of Company Stock. Any balance in a Participant's accounts subject to the requirements of this Section 7.8 will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value of the unexpended balance will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution. If the Trustee is unable to purchase the Company Stock required for distribution, he shall make distribution in cash within one (1) year after the date the distribution was to be made, except in the case of a retirement distribution which shall be made within sixty (60) days after the close of the Plan Year in which a Participant's retirement occurs.

      Section 7.9. Distribution Period. Unless the Participant elects otherwise, the distribution of the Participant's Combined Account attributable to Company Stock shall be distributed in substantially equal monthly payments over a period not longer than the greater of (i) five (5) years, or (ii) in the case of a Participant with a Combined Account balance in excess of $500,000, five (5) years plus one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limitations under the preceding sentence shall be adjusted at the same time and in the same manner as under Code Section 415(d). Notwithstanding the foregoing, to the extent that a Participant's Combined Account would be distributed more rapidly under Sections 7.5 or 7.6 hereof, as applicable, such Participant's Combined Account shall be distributed under
Section 7.5 or 7.6 hereof as applicable.

      Section 7.10. Eligible Rollover Distributions. In the event a distributee (a Participant or the surviving spouse of a Participant or an Alternate Payee under Article 14 who is the spouse or former spouse of a Participant) is entitled to receive a distribution under this Plan, such distributee may elect (subject to the restrictions listed below) to have the Trustee pay all or any portion of such distribution, which would otherwise be includable in gross income, directly to one eligible retirement plan specified by the distributee in a direct rollover. This provision shall not apply to (a) any distribution during a year in which such distributions to the distributee from this Plan are reasonably expected to total less than two hundred dollars ($200.00); (b) any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made over any one of the following periods: (1) the life of the distributee (or the joint life of the distributee and the distributee's designated Beneficiary); (2) the life expectancy of the distributee (or the joint life and last survivor expectancy of the distributee and the distributee's designated Beneficiary); or (3) for a specified period of ten (10) years or more; (c) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (d) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock); and (e) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) and Section9.2 of this Plan. In the event the distributee elects to have only a portion of the distribution paid directly to an eligible retirement plan, such portion must be equal to at least five hundred dollars ($500.00). An election for a direct rollover with respect to one payment in a series of periodic payments will apply to all subsequent payments in the series, unless the distributee changes the election with respect to subsequent payments. For purposes of this paragraph, the term eligible retirement plan means (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (c) a qualified trust described in Code Section 401(a) that is a defined contribution plan, the terms of which permit the acceptance of rollover distributions, and (d) an annuity plan described in Code Section 403(a). However, if the distributee is the surviving spouse of the Participant, a trust or plan described in (c) or (d) of the preceding sentence shall not be treated as an eligible retirement plan. A distributee electing a direct rollover must provide the Committee with the name of the eligible retirement plan and any other information required by the Committee or the Trustee to make the direct rollover.

      If the account is being paid in installments or held in the Trust Fund in accordance with the provisions of this Section, the total account shall continue to share proportionately in the net earnings of the Trust Fund but shall not share in Employer contributions.

      Section 7.11. Distribution Transitional Rule.

      (a) Notwithstanding the distribution requirements set forth in Sections 7.5(e) and 7.6(e) hereof, distribution on behalf of any Employee, including a Five-Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

          (i) The distribution by the Trust Fund is one which would not have disqualified such Trust Fund under Section 401(a)(9) of the Code as in effect prior to amendment by the Tax Reform Act.

          (ii) The distribution is in accordance with a method of distribution designated by the Employee whose interest is the Trust Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

          (iii) Such designation was in writing, was signed by the Employee or the Beneficiary and was made before January 1, 1984.

          (iv) The Employee has accrued a benefit under the Plan as of December 31, 1983.

          (v) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made and, in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

      (b) The method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

      (c) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code, as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

      Section 7.12. Time of Payment. Except as limited by Sections 7.5 and 7.6 hereof, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Adjustment Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than one hundred eighty (180) days after such Adjustment Date. Except, however, unless a Former Participant elects in writing to defer the receipt of such benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin no later than the sixtieth day after the close of the Plan Year in which the latest of the following events occur: (i) the date on which the Participant attains age sixty-five (65); (ii) the tenth anniversary of the time when the Participant commenced participation in the Plan; or (iii) the date on which the Participant terminates his service with the Employer. Notwithstanding the preceding or any other provisions of this Plan (except for such provision as may require earlier commencement of distributions), if a Participant so elects the distribution of such Participant's Combined Account balance shall commence not later than one
(1) year after the close of the Plan Year (i) in which such Participant separates from service with the Employer by reason of retirement, death or disability, or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service with the Employer, except that this clause (ii) shall not apply if the Participant is re-employed by the Employer before distribution is required to begin under this clause (ii). For purposes of this Section, the balance of a Participant's Combined Account shall not include any Financed Shares until the close of the Plan Year in which the Acquisition Loan incurred to finance the acquisition of such Financed Shares is repaid in full.

      Section 7.13. Distribution for Minor Beneficiary. In the event a distribution is to be made to a minor, then the Committee may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act, Gift to Minors Act, or Uniform Transfers to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, parent or custodian of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

      Section 7.14. Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be forfeited and used to reduce Safe-Harbor Matching Contributions under this Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

      Section 7.15. Qualified Domestic Relations Order. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any Alternate Payee under a Qualified Domestic Relations Order pursuant to Article 14 of this Plan.

      Section 7.16. Timing of Distribution Election. Any election or request made by a Participant, Beneficiary or Alternate Payee regarding the form of a distribution shall be executed in writing prior to the Adjustment Date on which it is to be effective. In order for a distribution to commence as of an Adjustment Date, the Participant's, Alternate Payee's or other Beneficiary's completed election forms, with the required consent as to form, timing and method of distribution, must be received by the Committee on or before the last date the New York Stock Exchange is open for trading (the "Trading Date") within the calendar quarter that ends on the Adjustment Date. If the required forms are not received by such Trading Date, such Participant's, Alternate Payee's or other Beneficiary's distributions may not be made until the next Adjustment Date.

                                    ARTICLE 8
                                     VESTING

      Section 8.1. Vesting. The Combined Account of each Participant who completes an Hour of Service on or after the Effective Date of this amended and restated Plan shall be fully Vested at all times and shall not be subject to forfeiture. The Participant's Combined Account of each Participant who terminated employment prior to the Effective Date of this amended and restated Plan shall be Vested in accordance with the terms of the Plan prior to this amendment and restatement.

In the event a former Participant terminated Service prior to January 1, 2000 and received (or was deemed to receive) a distribution under the terms of the Plan prior to this amendment and restatement and prior to becoming fully vested, and is reemployed after December 31, 1999 and before the Participant incur five
(5) consecutive 1-year Breaks in Service, his forfeited amount shall be reinstated if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-year Breaks in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Participant's Combined Account must be restored in full, unadjusted by any gain or losses occurring subsequent to the Adjustment Date preceding the termination. The Participants Combined Account shall be restored by the Employer. The Participant's Combined Account of a Participant who incurred a distribution of zero (0) and who resumes employment covered under the Plan before incurring five (5) consecutive 1-year Breaks in Service shall be restored to the amount of such account on the date of his deemed distribution.

                                    ARTICLE 9
                  WITHDRAWALS, HARDSHIP DISTRIBUTIONS AND LOANS

      Section 9.1. Withdrawal of Accounts. A Participant may not make withdrawals from his Combined Account other than as provided in Article 7 hereof or this Article 9 or Addendum I. Any withdrawal authorized by this Article 9 or Addendum I shall be permitted at such time or times, and in such manner and form, as shall be uniformly and nondiscriminatorily established by the Committee in accordance with the terms of this Plan. All withdrawals under this Article 9 shall be subject to the provisions of Sections 7.8 and 7.9 of this Plan.

      Section 9.2. Hardship Distributions.

      (a) Any Participant with at least two (2) years of participation in the Plan may apply to the Committee for a distribution of all or a portion of his Employee Deferral Account, Rollover Account or Employer Profit Sharing Contribution Account only upon demonstration of hardship. Effective January 1, 2001, the two (2) year participation requirement shall not apply; and in addition, hardship distributions may be made from the portion of a Participants's Member Account attributable to deferrals made by the Participant. Such portions of the Member Accounts shall be considered "Employee Deferral Accounts" for purposes of the this Section 9.2. Such Hardship distributions shall first be made from the Participant's Employee Deferral Account. However, earnings allocated to the Employee Deferral Account after December 31, 1988 may not be distributed. A "hardship" will be deemed to exist only if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant as determined pursuant to Section 9.2(b) below.

      (b) The determination of an immediate and heavy financial need and of the amount necessary to meet the need shall be made by the Committee in accordance with the standards set forth in Regulations Section 1.401(k)-1 and other rulings or notices published by the Commissioner.

Under these standards, a withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if it is made on account of:

          (i) unreimbursed medical expenses described in Code Section 213(d) previously incurred or necessary to obtain medical care affecting the Participant, his spouse or his dependents (as defined in Code Section 152);

          (ii) the purchase (excluding mortgage payments) of a principal residence of the Participant,

          (iii) the payment of tuition and related educational fees for the next twelve (12) months of post secondary education for the Participant, his spouse, his children or his dependents; or

          (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

      Furthermore, under these standards, a withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, and the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans available under this Plan and all other plans maintained by the Employer. Hardship distributions may not include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

      (c) If the Committee determines a hardship exists, it may direct the distribution of hardship benefits as of the Adjustment Date coincident with or next succeeding the determination of hardship. The hardship distribution may be made in a lump sum, monthly, or quarterly payments or combinations thereof.

      (d) The amount of any distribution under this Section 9.2 shall be the lesser of:

          (i) That amount determined by the Committee to be required to meet the immediate and heavy financial needs created by the hardship and not reasonably available from other resources of the Participant, (including all amounts distributable or available for distribution, other than hardship distributions under Section 9.2 hereof and all other plans maintained by the Employer and, including all nontaxable loans available under Section 9.3 hereof and all other plans maintained by the Employer);

          (ii) The value of the Participant's Employee Deferral Account (less earnings allocated after December 31, 1988), Rollover Account and Employer Profit Sharing Contribution Account.

      (e) In no event shall the amount of any hardship distribution made to a Participant be less than the lesser of $500 or his Employee Deferral Account (less earnings allocated after December 31, 1988).

      (f) Notwithstanding Sections 4.1 and 4.2 hereof, if a Participant is granted a hardship withdrawal of funds from his Employee Deferral Account pursuant to this Section 9.2, then his Employer Deferral Contributions to this Plan and his elective contributions or salary deferrals to any other qualified plan maintained by the Employer shall be suspended for a period of twelve (12) full months following the date of such distribution. After the twelve (12) month suspension period, his Employer Deferral Contributions shall resume on the next following Entry Date in the same amount as previously elected, unless the Participant has amended his deferral election in accordance with Section 4.2 hereof.

      (g) If a Participant is granted a hardship withdrawal of funds from his Employee Deferral Account pursuant to this Section 9.2, such Participant may not make salary deferrals under Section 4.2 for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the limits on salary deferrals set forth in Section 4.2(f) hereof for such next taxable year less the amount of such Participant's salary deferrals for the taxable year of the hardship distribution.

      (h) The Committee shall apply the provisions of this Section on a uniform and consistent basis to all Participants in similar circumstances and shall make any rules and regulations, prescribe the use of such forms, and exercise any other powers it deems necessary to properly carry out the provision and intent of this Section.

      Section 9.3 Loans to Participants.

      (a) The Plan Administrator and the Trustee are hereby authorized to establish a Participant loan program. Upon the written application of any Participant, the Trustee will be instructed to make a loan or loans to such Participant or Beneficiary from the Trust Fund if such loan meets the requirements of the Participant loan program. Such loans must meet the requirements of this Section 9.3 and shall be made only for purposes of hardship as defined in Section 9.2(b)(i) through (iv) hereof. The Trustee will make loans to Participants under the following circumstances: (i) loans shall be made available to all Participants on a reasonably equivalent basis; (ii) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (iii) loans shall bear a reasonable rate of interest; (iv) loans shall be adequately secured; and (v) loans shall provide for repayment over a reasonable period of time.

      (b) Loans made pursuant to this Section (when added to the outstanding balances of all other loans made by the Plan to the Participant) shall be limited to the lesser of (i) or (ii) as follows:

            (i)   $50,000 reduced by the excess (if any) of:

                  (A) the highest outstanding balance of loans to the Participant from the Plan during the one (1) year period ending on the day before the date on which such loan was made, over

                  (B) the outstanding balance of loans to the Participant from the Plan on the date on which such loan was made; or

            (ii)  the greater of:

                  (A) fifty percent (50%) of the Participant's Combined Account as of the Adjustment Date coinciding with or immediately preceding the date of the loan; or

                  (B)   $10,000.

      (c) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

            (i) An application for a loan by a Participant shall be made in writing to the Committee within a reasonable time prior to the date on which the loan is to be made. All loans shall be made from Fund A to the extent the Participant's accounts from which the loan is made are invested therein. If additional amounts are necessary, the remaining portion of the loan will be made from the Fund in which the largest portion of the Participant's accounts from which the loan is made is invested and then from the next largest Fund or Funds as necessary to provide the full amount of the loan, unless the Participant specifies in the application the Fund(s) from which such additional amounts should be taken.

            (ii) The period of repayment for any loan shall not exceed five (5) years.

            (iii) Each loan shall be secured with collateral in the form of the assignment of the borrower's entire right, title and interest in and to his Participant's Combined Account, supported by the borrower's written promissory note for the amount of the loan, including interest, payable to the order of the Trustee. However, no more than fifty percent (50%) of the total of the Participant's Combined Account under the Plan may be used as collateral.

            (iv) Each loan shall bear interest at a commercially reasonable rate established by the Trustee from time to time. In determining a reasonable rate, the amount of loan, the adequacy of the security, the duration of the loan, the repayment schedule, current market conditions, the customary rate in similar arms-length transactions in the community and other economic and time factors shall be taken into consideration. Interest shall continue to accrue until such time as the loan is repaid.

            (v)   The minimum amount of any loan shall be $1,000.

            (vi) A Participant may obtain no more than one loan during any calendar year; however, a Participant may obtain two loans during any calendar year for purposes of Section 9.2(b)(iii).

            (vii) Loans shall first be made from the Participant's Employer
                  Matching Contribution Account. In the event the amount of the loan exceeds the Participant's Employer Matching Contribution Account, the loan shall be made from the Participant's Employee Deferral Account, Profit Sharing Contribution Account, Rollover Account, and/or Member Account in the proportion elected by the Participant in his loan application.

            (viii) In the event of a loan, the amount of such loan shall be removed from the Participant's account or accounts from which the loan is made and transferred to a special loan account in the name of the borrowing Participant. Allocations of income to such account shall be made separately. As of each Adjustment Date following the making of the loan and until the loan is repaid, all payments on the loan, including interest, shall be reallocated from the Participant's loan account to his other accounts in the Plan in proportion to the amount of such loan made from each account, and to the investment Fund or Funds in accordance with the Participant's investment election then in effect.

            (ix) Each loan shall be repaid in substantially equal installments of principal and interest, payable not less frequently than quarterly over the term of such loan. Loan repayments shall be deducted from the Compensation paid by the Employer to such Participant. In the event of a Participant's termination of employment with the Employer for any reason prior to the expiration of the term of a loan outstanding to that Participant, the entire remaining principal balance and accrued interest shall become due and payable as of the date of such termination.

            (x) A loan shall not be made under this Section to any Participant if such Participant has three (3) or more loans outstanding at the time application for such loan is made.

      (d) In the event of failure by the borrower to make any payment of principal or interest required by the promissory note, or if a borrower shall terminate service with the Employer without repaying in full the outstanding principal balance and accrued interest under said promissory note, the loan shall be considered delinquent by the Trustee. The Trustee may provide notice of delinquency to the borrower, but is not so required. However, the borrower shall waive notice of default and presentment of the promissory note in the promissory note. Default shall occur automatically on the last day of the calendar quarter following the calendar quarter in which the loan becomes delinquent. However, if the borrower repays the delinquent principal amount, plus interest accrued to the date of such payment, prior to the last day of the calendar quarter following the calender quarter in which the loan becomes delinquent, the loan shall not be considered in default.

      Upon default, the borrower will be deemed to have received a distribution for tax purposes in an amount equal to the entire outstanding balance of the loan, plus accrued interest thereon, as of the date of such default. Such amount shall not otherwise be treated as a distribution of benefits under this Plan, unless a distributable event has occurred and the amount of the loan would be distributable under the provisions of this Plan. The defaulted amount of the loan shall be segregated and treated as a directed investment of the Participant until offset against a distribution to the Participant as further provided in this Section. Such segregated amount shall not share in the allocation of earnings and losses of the Plan.

      Any loan outstanding (including any segregated defaulted amount) at the time a Participant receives a distribution, other than a hardship distribution, shall be repaid by offsetting the balance due (plus accrued interest and any costs) against the amount to be distributed. The original promissory note shall be marked as paid in full and mailed to the Plan Administrator for return to the borrower. In the event a borrower defaults on a loan, the Plan shall not make a loan to the borrower for a period of two (2) years from the date of default as provided in this Section 9.3(d).

      Section 9.4. Selection of Fund for Distribution. Except as otherwise specifically provided herein, any distribution under the Plan of less than a Participant's full account balance shall be made from the Participant's investment Funds in the proportion determined by the Participant with the consent of the Committee.

      Section 9.5 Member Accounts. Withdrawals, hardship distributions and loans may be made from the Member Accounts only if specifically provided in Addendum I of this Plan. Effective January 1, 2001, hardship distributions and loans may be made from the Member Accounts in accordance with this Section 9.5. In addition, withdrawals may be made from the Member Accounts under the provisions of Addendum I.

                                   ARTICLE 10
                              INVESTMENT ELECTIONS

      Section 10.1 Company Stock. Employer Deferral Contributions for each Participant for a payroll period shall be invested in Fund A; however, such required investment shall not exceed five percent (5%) of the Participant's Compensation for such payroll period. All Safe-Harbor Matching Contributions for each Plan Year and all Employer PAYSOP Contribution Accounts shall be invested in Fund A.

      Section 10.2 Investment Elections. Any Employer Deferral Contributions not required to be invested in Fund A pursuant to the provisions of Section 10.1 and any Employer Profit Sharing Contributions may be invested in Fund A to any extent directed by the Participant and the balance, if any remaining, shall be invested in one or more of the remaining Funds described below, as elected by the Participant. A Participant may make or modify such an election twice in each Plan Year at such time as may be allowed by the Committee, provided sufficient notice is provided to allow the modification to be made. For Plan Years beginning on and after January 1, 2000, such elections may be made or modified on a quarterly basis as of the beginning of any calendar quarter. Such election shall remain in effect for all subsequent contributions on behalf of the Participant until the election is modified or revoked. A Participant may also elect, during such period of time as specified by the Committee, to change the investment vehicle for the balance in his Employee Deferral Account, Employer Profit Sharing Contribution Account and Rollover Account as of any Entry Date. Such election shall be independent of the Participant's election of an investment vehicle for his current Employer Deferral Contributions and Employer Profit Sharing Contributions. Any selection of an investment vehicle for the balance of his Employee Deferral Account, Employer Profit Sharing Contribution Account and Rollover Account must be designated as either all to Fund A, B, C, D or E, or some portion to Fund A and the balance to one or more of Funds B, C, D or E on the Entry Date as of which such election is made; provided, however, subject to the provisions of Section 11.3, at all times the cumulative amount of Employer Deferral Contributions required to be invested in Fund A pursuant to
Section 10.1 for each Participant must remain invested in Fund A. Investment vehicles and ratios shall be selected in writing on forms approved by the Committee and shall be filed with the Committee. Member Accounts may be invested in Fund A, B, C, D or E as selected by the Participant, and such selection may be changed as of any Entry Date in the same manner as changes in investment of the participant's other accounts as provided in this Section.

      Section 10.3 Investment Funds.

      (a) Fund A of the Trust Fund shall be invested by the Trustee in Common Stock of BancorpSouth, Inc. upon receipt of funds so designated for investment. The voting rights with respect to such stock shall be held and exercisable by the Participants.

      (b) Fund B of the Trust Fund shall be invested by the Trustee only in fixed income-type securities, including units of participation in any fixed income type fund maintained by the Trustee for tax-qualified plans, commercial bank savings accounts or certificates of deposit bearing a reasonable rate of interest, short-term money market instruments and United States Treasury obligations, and insurance company contracts that provide a guaranteed rate of return, as may be directed from time to time by the Committee. The Trustee is expressly authorized to the extent allowed by law to invest in a single class of assets held in Fund B.

      (c) Fund C shall be invested by the Trustee, at the direction of the Committee, in a diversified portfolio of corporate common stocks and corporate or governmental bonds, including units of participation in any equity-type fund or bond fund maintained by the Trustee for tax qualified plans, whether or not the same be authorized by law for the investment of trust funds. The

Trustee may, in its sole discretion, temporarily maintain such part of the assets of Fund C in such demand or short-term time deposits and commercial paper bearing a reasonable rate of interest (including demand or short-term time deposits with the Trustee) as may be deemed necessary or appropriate by the Trustee if the Trustee determines it to be imprudent to invest entirely in stocks and bonds. No funds in Fund C may be invested in stock of the Employer.

      (d) Fund D of the Trust Fund shall be invested by the Trustee, at the direction of the Committee, only in short-term money market type securities, including units of participation in any short-term fund maintained by the Trustee for tax-qualified plans, commercial bank savings accounts or certificates of deposit bearing a reasonable rate of interest, short-term money market instruments and United States Treasury obligations. No funds in Fund D may be invested in stock of the Employer.

      (e) Fund E of the Trust Fund shall be invested by the Trustee, at the direction of the Committee, in a diversified portfolio of corporate common stocks, including units of participation in any equity-type fund maintained by the Trustee for tax qualified plans, whether or not the same be authorized by law for the investments of trust funds. The Trustee may, in its sole discretion, temporarily maintain such part of the assets of Fund E in such demand or short term time deposits and commercial paper bearing a reasonable rate of interest (including demand or short-term time deposits with the Trustee) as may be deemed necessary or appropriate by the Trustee if the Trustee determines it to be imprudent to invest entirely in stocks. No funds in Fund E may be invested in stock of the Employer.

                                   ARTICLE 11
                                  COMPANY STOCK

      Section 11.1. Employee Stock Ownership Plan. This Plan is designed to invest primarily in Company Stock and is intended to be qualified as an employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code.

      Section 11.2. Voting of Shares. Each Participant is entitled to direct the Trustee as to the manner in which the shares of Company Stock allocated to his Combined Account are to be voted. The Committee shall establish a procedure by which Participants will be notified of their right to vote the Company Stock in their Accounts and provided a means by which to exercise their rights if they so elect. Neither the Trustee nor the Committee shall make recommendations to Participants on whether or how to vote. Company Stock with respect to which no instructions are received from Participants shall not be voted. The Trustee shall vote the Financed Shares held in the Loan Suspense Account as the Committee directs, in its sole discretion, after determining such action to be in the best interest of the Participants and Beneficiaries of this Plan.

      Section 11.3. Diversification of Investments. A Participant who has (a) attained age fifty-five (55), and (b) completed (ten) 10 years of participation in this Plan (a Qualified Participant) shall have the right to elect to diversify his or her investments in Company Stock in accordance with the following provisions:

      (a) The maximum amount which may be diversified is twenty-five percent (25%) of the number of shares of Company Stock acquired by or contributed to the Plan after December 31, 1986 and allocated to such Qualified Participant's Combined Account, less the number of shares of Company Stock so allocated solely due to such Participant's election, under Section 10.2 hereof, to invest in Fund A (the "Eligible Shares"). With respect to the last Plan Year in which a Qualified Participant is entitled to make a diversification election, such Participant shall be entitled to diversify a maximum of fifty percent (50%) of his or her Eligible Shares. The resulting number of shares of Company Stock may be rounded to the nearest whole number. The number of Eligible Shares available for a diversification election by the Qualified Participant pursuant to this
Section 11.3 during the Participant's election period shall be reduced by the total number of shares of Common Stock subject to a diversification election in any prior year of the Participant's election period.

      (b) Diversification elections hereunder shall be made, in writing, and delivered to the Committee not less than ninety (90) days after the close of the Plan Year to which the election applies.

      (c) Any amount with respect to which a Participant makes a diversification election hereunder shall be transferred to either Fund B, C, D, or E, as elected by the Participant. Such transfer shall be made no later than ninety (90) days after the last day of the period during which the election may be made.

      (d) A Qualified Participant shall be entitled to make a diversification election hereunder during the six-year period commencing as of the first day of the Plan Year in which such Participant becomes a Qualified Participant.

      (e) ln the event that the fair market value (determined at the Adjustment Date immediately preceding the first day on which a Qualified Participant is eligible to make a diversification election under this Section 11.3) of the Eligible Shares of a Qualified Participant is $500 or less, then the amount of such Company Stock shall be deemed to constitute a de minimis amount and shall not be subject to the diversification election under this Section 11.3 until such time as the fair market value of such Company Stock exceeds $500. For purposes of determining the de minimis amount under this Section 11.3(e) with respect to a Qualified Participant that participates in one or more ESOP's or tax credit ESOP's maintained by the Employer and Controlled Group Members, the fair market value of the Eligible Shares of such Qualified Participant and the Company Stock acquired by or contributed to such other ESOP's and tax credit ESOP's on behalf of such Qualified Participant shall be aggregated.

      (f) Solely for purposes of diversification under this Section 11.3, Company Stock allocated to a Participant's Combined Account after December 31, 1986 shall be deemed to consist, first of Company Stock acquired by or contributed to the Plan after December 31, 1986 and second, of Company Stock acquired by or allocated to the Plan before January 1, 1987.

                                   ARTICLE 12
                        MODIFICATIONS FOR TOP HEAVY PLANS

      Section 12.1. Application of Article. Prior to the allocation of contributions pursuant to Section 5.4 hereof, the Committee shall determine whether the Plan constitutes a Top Heavy Plan. Should a determination be made that this Plan constitutes a Top Heavy Plan, the Plan shall provide the special minimum allocation requirements pursuant to Section 5.5 hereof.

      Section 12.2. Determination of Top Heavy Status. This Plan shall be deemed to be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, any of the following conditions exist:

      (a) the Top Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

      (b) this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Required Aggregation Group of plans exceeds 60%, or

      (c) this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group of plans exceeds 60%.

      Section 12.3. Definitions.

      (a) Aggregate Account shall mean as of the Determination Date, the sum of:

            (i) a Participant's Combined Account balance as of the most recent Adjustment Date occurring within a twelve (12) month period ending on the Determination Date;

            (ii) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Adjustment Date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

            (iii) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Adjustment Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Combined Account balance as of the Adjustment Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in the Required Aggregation Group or Permissive Aggregation Group, will be counted. Furthermore, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

            (iv) any Employee contributions, whether voluntary or mandatory; provided, however, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

            (v) with respect to plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the plan-to-plan transfers, it shall always consider such plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such plan-to-plan transfers, it shall not consider such plan-to-plan transfers accepted after December 31, 1983 as part of the\e Participant's Aggregate Account balance. However, plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

            (vi) with respect to plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such plan-to-plan transfer, it shall consider such plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such plan-to-plan transfer is accepted.

            (vii) for the purposes of determining whether two employers are to be treated as the same employer in (v) and (vi) above, all employers aggregated under Code Section 414(b), (c) or (m) are treated as the same employer.

      (b) Determination Date shall mean for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date shall mean the last day of that Plan Year.

      (c) Key Employee shall mean any Employee or former Employee (and Beneficiaries of such Employees) who at any time during the Plan Year containing the Determination Date or the four (4) preceding Plan Years, is or was:

            (i) An officer (as defined in the Regulations under Section 416 of the Code) of the Employer whose annual 415 Compensation is greater than fifty percent (50%) of the amount in effect under
                  Section 415(b)(1)(A) of the Code for the Plan Year. In no event shall more than fifty (50) Employees or, if less, the greater of three (3) or ten percent (10%) of all Employees be taken into account under this paragraph (i) as Key Employees. For purposes of determining the number of officers taken into account under this Section, Employees described in Section 414(q)(8) of the Code shall be excluded.

            (ii) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (1/2%) interest and the largest interests of the Employer, excluding any Employee earning less than the maximum dollar limitation of Section 415(c)(1)(A) of the Code for the calendar year in which the Determination Date falls. If two Employees have the same interest in the Employer, the Employee with the greater Compensation shall be treated as having a larger interest.

            (iii) A Five-Percent Owner.

            (iv) A One-percent Owner who has annual 415 Compensation of more than One Hundred Fifty Thousand Dollars ($150,000) for a Plan Year.

            (v) For purposes of determining ownership percentages, Controlled Group Members shall be treated as separate employers; and for purposes of determining whether an individual has 415 Compensation of $150,000, or whether an individual is a Key Employee by reason of being an officer or a top ten owner, 415 Compensation from each Controlled Group Member shall be taken into account.

      (d) Non-Key Employee shall mean any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

      (e) Permissive Aggregation Group shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer or Controlled Group Members, which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

      (f) Present Value of Accrued Benefits shall mean the present value of accrued benefits as determined under the provisions of an applicable defined benefit plan; provided, however, for Plan Years beginning after December 31, 1986, the Present Value of Accrued Benefits for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer and Controlled Group Members or if no such single method exists, the Present Value of Accrued Benefits for a Participant other than a Key Employee shall be determined using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

      (g) Required Aggregation Group shall mean (a) each qualified plan of the Employer and Controlled Group Members in which at least one (1) Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and (b) each other plan of the Employer which enables any plan in which at least one (1) Key Employee is a participant to meet the requirements of Code Sections 401(a)(4) or 410. A Required Aggregation Group shall include any terminated plan of the Employer and Controlled Group Members if such plan was maintained within the five (5) year period preceding such Determination Date.

      (h) Top Heavy Plan shall mean this Plan for any Plan Year in which the Plan constitutes a Top Heavy Plan under Section 12.2 above.

      (i) Top Heavy Ratio shall mean a fraction, the numerator of which, as of the Determination Date, is the sum of (a) the Present Value of Accrued Benefits of Key Employees and (b) the sum of the Aggregate Accounts of Key Employees under this Plan and any Required Aggregation Group and/or Permissive Aggregation Group, as appropriate, and the denominator of which is the sum of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and any Required Aggregation Group or Permissive Aggregation Group, as appropriate, all as determined in accordance with Code
Section 416 and the Regulations thereunder. In determining the amount of any Employee's Present Value of Accrued Benefits and Aggregate Account balances, there shall be include therein the aggregate distributions made with respect to such Employee (a) during the five-year period ending on the Determination Date, or (b) under a terminated plan which, if it had not been terminated, would have been required to be included in the Required Aggregation Group or Permissive Aggregation Group for purposes of determining whether this is a Top Heavy Plan.

      For purposes of the above, the value of Aggregate Account balances and the Present Value of Accrued Benefits will be determined as of the most recent Adjustment Date that falls within or ends with the 12-month period ending on the Determination Date, except as otherwise provided in Code Section 416 and the Regulations thereunder.

      If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan. ln addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed any services for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, any accrued benefit for such Participant or former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan or Super Top Heavy Plan. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Employee contributions and deferrals will be taken into account for purposes of computing the Top Heavy Ratio.

      When aggregating plans, the value of Aggregate Accounts and the Present Value of Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                                   ARTICLE 13
                                 ADMINISTRATION

      Section 13.1. Powers and Responsibilities of the Employer.

      (a) BancorpSouth, Inc., by acting through its board of directors, shall be empowered to appoint and remove any of the Trustees and the members of the Committee from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of this Plan, the Code, and the Act.

      (b) BancorpSouth, Inc. shall determine the amount to be contributed to the Plan and shall have the responsibility and power to amend or terminate the Plan in accordance with the provisions of Article 17 hereof.

      (c) BancorpSouth, Inc. may in its discretion appoint a Special Trustee to make decisions concerning the purchase and sale of Company Stock and to perform such other duties as may be delegated to such Special Trustee by written instrument.

      (d) BancorpSouth, Inc. shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Plan Administrator or by a qualified person specifically designated by the Plan Administrator, through day-to-day conduct and evaluation, or through other appropriate ways.

      Section 13.2. Assignment and Designation of Administrative Authority to the Committee.

      (a) BancorpSouth, Inc. shall appoint a Plan Committee to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Plan Committee shall consist of not less than three nor more than five individuals. Any member of the Committee may resign or may be removed by BancorpSouth, Inc., and his successor, if any, shall be appointed by BancorpSouth, Inc. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Trustee, the Plan Administrator or the Employer. The Committee shall constitute a named fiduciary under the Plan.

      (b) The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members, or any agent, to execute or deliver any instruments or to make any payment on behalf of the Committee.

      (c) The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all of the members of the Committee at the time in office, or if all such members are present at the meeting.

      (d) A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

      (e) The Committee shall maintain full and complete records of its deliberations and decisions. Its records shall contain all relevant data pertaining to individual Participants and their rights under the Plan and in the Trust Fund.

      (f) Subject to the limitations of the Plan and of the Act, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

      (g) No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign an unanimous written consent to resolutions adopted or other action taken without a meeting).

      (h) The Committee may engage an attorney, accountant or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan.

      (i) No fee or compensation shall be paid to any Employee who is a member of the Committee for his services as such. Reasonable fees may be paid to non-Employee members of the Committee for services rendered.

      (j) The Committee shall be entitled to reimbursement out of the Trust Fund for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.

      Section 13.3. Responsibilities, Powers and Duties of the Committee.

      (a) The primary responsibility of the Committee is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan and except to the extent powers to administer the Plan are specifically delegated to another named Fiduciary or other person or persons as provided in the Plan. The Committee shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding upon all persons, except to the extent otherwise provided in Article 16 hereof relating to claims procedures. The Committee may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of
Section 401(a) of the Code as amended from time to time, and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

      (b) The Committee shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

          (i) to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

          (ii) to compute, certify, and direct the Trustees with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

          (iii) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust Fund;

            (iv) to maintain all necessary records for the administration of the Plan;

            (v) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

            (vi) to compute and certify to BancorpSouth, Inc. and to the Trustees from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

            (vii) to consult with BancorpSouth, Inc. and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

            (viii) to assist any Participant regarding his rights, benefits, or elections available under the Plan;

            (ix)    to account for the accounts of Participants; and

            (x) to prepare and implement all procedures and forms required to administer the Plan.

      Section 13.4. Assignment and Designation of Administrative Authority to Administrator.

      (a) The Committee shall appoint one or more administrators. Any person, including, but not limited to, the directors, shareholders, officers, and employees of the Employer, shall be eligible to serve as an administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Committee. An administrator may resign by delivering his written resignation to the Committee or be removed by the Committee by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the administrator if no date is specified.

      (b) The Committee, upon the resignation or removal of an administrator, may designate in writing a successor to this position.

      (c) If more than one person is appointed as administrator, the responsibilities of each administrator may be specified by the Committee and accepted in writing by each administrator. In the event that no such delegation is made by the Committee, the administrators may allocate the responsibilities among themselves, in which event the administrators shall notify the Committee in writing of such action and specify the responsibilities of each administrator.

      (d) Except where there has been an allocation and delegation of administrative authority pursuant to Section 13.4(c) hereof, if there shall be more than one administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

      (e) The responsibilities allocated to the administrator are as follows:

            (i) To file such reports as may be required to the United States Department of Labor, the Internal Revenue Service and any other government agencies to which reports may be required to be submitted from time to time;

            (ii) To comply with requirements of law for disclosure of Plan provisions and other information relating to the Plan, to Participants and other interested parties; and

            (iii) To administer the claims procedure as provided in Article 16 hereof as directed by the Committee.

      Section 13.5. Powers and Responsibilities of Trustees. The powers and responsibilities allocated to the Trustees with respect to the Plan are as follows:

      (a) To invest and reinvest Trust Fund assets;

      (b) To make distributions to Plan Participants as directed by the Committee;

      (c) To render annual accountings to the Employer as provided in the Trust Agreement; and

      (d) Otherwise to hold, administer and control the assets of the Trust as provided in the Plan and Trust Agreement.

      Section 13.6. Fiduciary Liable For Its Own Acts or Omissions. Except as otherwise provided in the Act, a named Fiduciary shall not be responsible or liable for acts or omissions of another named fiduciary with respect to Fiduciary responsibilities allocated to such other named fiduciary, and a named Fiduciary of the Plan shall be responsible and liable only for its own acts or omissions with respect to Fiduciary duties specifically allocated to it and designated as its responsibility.

      Section 13.7. Exclusive Benefit of Plan. All assets of the Plan shall be held in a Trust forming part of the Plan, which shall be administered as a Trust Fund to provide for the payment to the Participants or their successors in interest, out of the income and principal of the Trust Fund, of benefits as provided in the Plan. All Fiduciaries with respect to the Plan shall discharge their duties as such solely in the interest of the Participants and their successors in interest, and (i) for the exclusive purposes of providing benefits to Participants and their successors in interest and defraying reasonable expenses of administering the Plan, including the Trust Fund which is a part of the Plan, (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and (iii) in accordance with this Plan and the Trust Agreement, except to the extent such documents may be inconsistent with the Act. Except as provided in Section 4.9, the assets of the Plan shall never inure to the benefit of the Employer.

      Section 13.8. Trust Agreement. BancorpSouth, Inc. and the Trustee shall enter into an appropriate Trust Agreement, which shall be part of the Plan, for the administration of the Trust Fund under the Plan. Such Agreement shall contain such powers and reservations as to investment, reinvestment control and disbursement of the funds of the Trust Fund, and such other provisions not inconsistent with the provisions of this Plan and its nature and purposes, and the Act, as shall be agreed upon and set forth therein. Said Agreement shall provide that BancorpSouth, Inc. may remove the Trustee at any time upon reasonable notice, that the Trustee may resign at any time upon reasonable notice, and that upon such removal or resignation of any Trustee, BancorpSouth, Inc. shall designate a successor Trustee.

      Section 13.9. Writing. All requests, directions, requisitions and instructions of the Committee to the Trustee shall be in writing and signed by the Secretary of the Committee or by any one member of the Committee authorized by the majority to sign.

      Section 13.10. Information from Employer. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Committee may require, and the Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Committee may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

      Section 13.11. Payment of Expenses. All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of accountants, counsel, and other specialists, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust for any administration expense incurred pursuant to the above and the Trust may reimburse the Employer for any such administrative expense. Any administration expense paid to the Trust as a reimbursement shall not be considered as an Employer contribution.

                                   ARTICLE 14
                  QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURE

      Section 14.1. Qualified Domestic Relations Order Procedure.

      (a) In the case of any Domestic Relations Order received by the Committee, the Committee shall promptly notify the Participant and the Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic Relations Orders, and within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

      (b) The Committee shall establish, in writing, reasonable procedures to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order and if it is so determined, procedures to administer the distribution of benefits to an Alternate Payee. An Alternate Payee, or any person claiming to be an Alternate Payee, shall be given the notice of the Plan's procedures for determining whether a Domestic Relations Order is qualified and the Plan's procedures for the distribution of benefits under Qualified Domestic Relations Orders. Furthermore, an Alternate Payee, or any person claiming to be an Alternate Payee, shall be given the opportunity to designate a representative to receive any notices or information concerning the status of the Domestic Relations Order and/or the distribution of benefits under any such order which is determined to be qualified.

      (c) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall separately account for and preserve the amounts which would be payable to the Alternate Payee. Such separate accounting shall not be required for a period longer than the eighteen (18) month period beginning on the first date (after the Plan receives the Domestic Relations Order) that such order would require payment to the Alternate Payee.

      (d) Any determination that an order is a Qualified Domestic Relations Order which is made after the close of' the 18-month period shall be applied prospectively only.

      (e) If the Committee or any Fiduciary acts in accordance with this Section in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order, or taking action under this Article, then the Plan's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the Retirement Equity Act.

                                   ARTICLE 15
                                   BENEFICIARY

      Section 15.1. Designation of Beneficiary.

      (a) Each Participant shall designate as a Beneficiary the person or persons to whom the Participant's share of the Trust Fund shall be paid in the event of death. The designation shall be in writing and may include contingent or successive Beneficiaries and shall be filed with the Committee in such form as the Committee requires. The Beneficiaries may be changed at any time or times by the Participant revoking all prior written designations and filing a new designation with the Committee. The spouse of a married Participant must consent to each designation of a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) other than the spouse, and such designation may be changed without spousal consent provided a prior consent of the spouse expressly permits designation by the Participant without any requirements of further consent by the spouse. All spousal consents must (a) be in writing, (b) acknowledge the effect of such designation, and (c) be witnessed by a Plan representative or a notary public.

      (b) If a Participant dies without having a Beneficiary designation then in force or if all the Beneficiaries designated by a Participant predecease the Participant, the surviving spouse of such deceased Participant (whether or not such spouse remarries after the Participant's death) shall be deemed to be the Beneficiary, or if no spouse survives him the estate of the deceased Participant shall be deemed to be the Beneficiary. If after six months following the death of a Participant the Committee has no actual knowledge that a spouse survived him, the Employer may conclusively assume that no spouse survived such Participant, and the Committee shall be fully protected in making distribution accordingly.

      (c) If all Beneficiaries who were designated by a deceased Participant and who survived him shall die prior to the final and complete distribution of the Participant's benefits, then, upon the death of the last to survive of said designated Beneficiaries, the estate of the last of said designated Beneficiaries to survive shall be deemed to be the Beneficiary of the unpaid portion of such deceased Participant's benefits.

                                   ARTICLE 16
                                CLAIMS PROCEDURE

      Section 16.1. Filing of a Claim for Benefits. A Participant or
Beneficiary (the "claimant") shall make a claim for the benefits provided under the Plan by filing a written claim with the Committee upon a form approved by the Committee. In the event a Committee member be the claimant, he shall not act as a member of the Committee in the actions which are required to be taken by the Committee pursuant to this Article.

      Section 16.2. Notification to Claimant of Decision. Written notice of a decision by the Committee with respect to a claim shall be furnished to the claimant within ninety days following the receipt of the claim by the Committee (or within ninety days following the expiration of the initial ninety-day period, in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Committee to the claimant prior to the expiration of the initial ninety-day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decision with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (a) the specific reason or reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) an explanation of the Plan's claims review procedure. If the Committee fails to notify the claimant of the decision regarding his claim in accordance with this Article, the claim shall be deemed denied and the claimant shall then be permitted to proceed with the claims review procedure provided in Section 16..3 hereof.

      Section 16.3. Claims Review Procedure. Within sixty days following receipt by the claimant of notice of the claim denial, or within sixty days following the close of the ninety-day period (or extension thereof) referred to in Section 16..2, if the Committee fails to notify the claimant of the decision within such ninety-day period (or extension thereof), the claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee pursuant to Section 16..4 hereof, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

      Section 16.4. Decision on Review. The decision on review of a denied claim shall be made in the following manner:

      (a) The Committee shall make its decision regarding the merits of the denied claim promptly, and within sixty days following receipt by the Committee of the request for review (or within 60 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim), shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

      (b) The decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

      (c)   The decision of the Committee shall be final and conclusive.

      Section 16.5. Action by Authorized Representative of Claimant. All actions set forth in this Article to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

      Section 16.6 Preservation of Other Remedies. After exhaustion of the claims procedures provided under this Plan, nothing shall prevent any person from pursuing any other legal or equitable remedy otherwise available.

                                   ARTICLE 17
           AMENDMENT, TERMINATION AND MERGER OR CONSOLIDATION OF PLAN

      Section 17.1. Amendment.

      (a) BancorpSouth, Inc. shall have the right at any time and from time to time to amend, in whole or in part, any or all of the provisions of this Plan. Such amendment shall be by written instrument executed by BancorpSouth, Inc. or a duly authorized representative thereof. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment which affects the rights, duties or responsibilities\of the Trustee may be made without the Trustee's written consent. No amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution.

      (b) For the purposes of this Section 17.1, a Plan amendment which has the effect of (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (ii) eliminating an optional form of benefit (as provided in Regulations) or (iii) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (ii) above (other than an amendment having an effect described in clause (i) above) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in Regulations.

      Section 17.2. Termination of Plan and Trust. BancorpSouth, Inc. shall have the right at any time to terminate the Plan by delivering to the Trustee and Committee written notice of such termination. For the purposes of the Plan, a termination of Employer contributions or a suspension or reduction of such contributions which amounts in effect to a termination of contributions, shall be regarded as a termination of the Plan. Upon any full or partial termination or complete discontinuance of contributions to the Plan, all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions of this Plan. Upon such termination, the assets under the Plan forthwith shall be paid or transferred to the affected Participants, Former Participants, Beneficiaries, or other successors in interest, as their interests may appear; provided, that the Committee may in its discretion defer distribution to the time of termination of employment from the Employer.

      Section 17.3. Merger or Consolidation. This Plan may be merged or consolidated with, or its assets may be transferred to any other Plan only if the benefits which each Participant in the Plan would receive if the Plan were terminated immediately after the merger, consolidation, or transfer are equal to or greater than the benefits he would have received if the Plan had terminated immediately preceding the merger, consolidation or transfer.

                                   ARTICLE 18
                                  MISCELLANEOUS

      Section 18.1. Alienation of Benefits.

      (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

      (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Trustee or the Committee, at the direction of the Committee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Committee that such indebtedness is to be so paid in whole or part from the Participant's Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his interest in the Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Article 16 hereof.

      (c) A Qualified Domestic Relations Order requiring the distribution, assignment, creation or recognition of a right to all or a part of the Participant's benefit payable under this Plan to an Alternate Payee and the establishment or acknowledgment of the Alternate Payee's right to the benefits shall not be considered an assignment or alienation of benefits under the Plan.

      Section 18.2. Payment in Event of Incapacity. If any person entitled to any payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him.

      Section 18.3. Rights of Parties. The Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any person for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

      Section 18.4. Communication to Employees. The Committee shall communicate the terms of the Plan to the Employees as required by law.

      Section 18.5. Legal Action. If any Participant or Beneficiary brings legal action against the Trust Fund, the result of which shall be adverse to the party bringing suit, or if any dispute shall arise as to the person or persons to whom payment or delivery of any funds shall be made by the Trustee, the cost to the Trust Fund of defending such suit may be a lien against the account of the Participant whose interest is in issue if the Participant is given prior notice of an impending lien and there is a judicial hearing on the probable validity of the Trustee's claim.

      Section 18.6. Receipt and Release for Payments. Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or the Employer.

      Section 18.7. Applicable Law. This Plan shall be regulated, construed and administered under the laws of the State of Mississippi, unless preempted by federal law.

      Section 18.8. Gender and Number. The masculine gender shall be deemed to include the feminine, and the singular shall include the plural unless otherwise clearly required by the context.

      Section 18.9. Headings. The headings and subheadings in this Plan have been inserted for convenience and reference only, and are to be ignored in any construction of the provisions hereof.

      Section 18.10. Uniformity. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

                                   ARTICLE 19
                        NONDISCRlMlNATION TEST COMPLIANCE

      Section 19.1. Nondiscrimination Test for Employer Deferral Contributions. If for any Plan Year, this Plan does not meet the requirements of Code Section 401(k)(3)(A)(ii) by meeting the contribution requirements of Code Section 401(k)(12)(C) and the Notice of Contribution requirement of Code Section 401(k)(12)(D) as provided in Section 4.3 of this Plan, the requirements of this
Article 19 shall be applicable for such "non-safe-harbor" Plan Year.

      (a) The annual allocation derived from the Employer Deferral Contributions to a Participant's Employee Deferral Account shall satisfy one of the following tests:

            (i) the Average Deferral Percentage of the Prohibited Group shall not exceed the Average Deferral Percentage of the Protected Group multiplied by 1.25, or

            (ii) (A) the Average Deferral Percentage of the Prohibited Group shall not exceed the Average Deferral Percentage of the Protected Group multiplied by two (2.0) and (B) the excess of the Average Deferral Percentage of the Prohibited Group over the Average Deferral Percentage of the Protected Group shall not be more than two (2) percentage points.

      (b) For purposes of this Section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code
Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same Average Deferral Percentage testing method.

      (c) For purposes of this Section, if a Highly Compensated Employee is a Participant under two (2) or more cash or deferred arrangements of the Employer or a Controlled Group Member, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the Deferral Percentage with respect to such Highly Compensated Employee. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(k).

      (d) Notwithstanding the above, the determination and treatment of Employer Deferral Contributions and the Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      Section 19.2. Adjustment to Average Deferral Percentage Test. In the event that the initial allocations of the Employer Deferral Contributions made pursuant to Section 5.4(a) hereof do not satisfy one of the tests set forth in
Section 19.1(a) hereof, the Committee shall adjust either the Employer Deferral Contribution or the Employer Matching Contribution, or make an additional contribution pursuant to the options set forth below:

      (a) On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Participant who is a Highly Compensated Employee shall have his portion of Excess Deferred Compensation and any income and losses allocable to such portion (determined in the same manner as income and losses on returned deferrals under Section 4.2(i)) distributed to him until one of the tests set forth in
            Section 19.1(a) hereof is satisfied.

      (b) A portion of the Employer Matching Contribution shall be deemed an Employer Deferral Contribution for purposes of Section 19.1(a) hereof and for vesting and withdrawal purposes pursuant to Section
            4.2 hereof. Such portion shall be equal to an amount necessary to satisfy one of the tests set forth in Section 19.1(a) hereof, and shall be reallocated to the Participant's Employee Deferral Account. Such reallocation of the Employer Matching Contribution shall be made only on behalf of Non-Highly Compensated Employees.

      (c) The Employer may make a contribution on behalf of Participants who are Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 19.1(a) hereof. Such contribution shall be deemed an Employer Deferral Contribution and allocated to the Employee Deferral Account of each Participant who is a Non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee's Deferred Compensation for the year bears to the total Deferred Compensation of all Non-Highly Compensated Employees.

      Section 19.3. Nondiscrimination Test for Employer Matching Contributions.

      (a) The Employer Matching Contributions shall satisfy one of the following tests:

            (i) the Average Contribution Percentage of the Prohibited Group shall not exceed the Average Contribution Percentage of the Protected Group multiplied by 1.25, or

            (ii) (A) the Average Contribution Percentage for the Prohibited Group shall not exceed the Average Contribution Percentage of the Protected Group multiplied by two (2.0) and (B) the excess of the Average Contribution Percentage of the Prohibited Group over the Average Compensation Percentage of the Protected Group shall not be more than two (2) percentage points.

If necessary to ensure compliance with this requirement, the Employer Deferral Contributions may also be taken into account in calculating the Participant's Contribution Percentages, provided the Average Deferral Percentage test is met before the Employer Deferral Contributions are used in the Average Contribution Percentage test and continues to be met following the exclusion of those Employer Deferral Contributions that are used to meet the Average Contribution Percentage test.

      (b) For purposes of this Section, if two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 19.3. In addition, if a Highly Compensated Employee participates in two or more plans described in Code Section 401(a) or arrangements described in 401(k) which are maintained by the Employer or a Controlled Group Member to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 19.3.

      Section 19.4. Adjustment to Average Contribution Percentage Test. (a) In the event that the Average Contribution Percentage for the Prohibited Group exceeds the Average Contribution Percentage for the Protected Group pursuant to
Section 19.3 hereof, Excess Aggregate Contributions, plus any income and less any losses allocable to such contributions (determined in the same manner as income and losses on returned deferrals under Section 4.2(i)), shall be distributed to the Highly Compensated Employees to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year on or before the fifteenth day of the third month following the end of the Plan Year ( but in no event later than the close of the following Plan Year).

      Section 19.5. Multiple Use Test. The sum of the Average Deferral Percentage for the Prohibited Group plus the Average Contribution Percentage for the Prohibited Group shall not exceed the aggregate limit described below. The aggregate limit is the sum of:

      (a)   1.25 multiplied by the greater of:

            (i)   the Average Deferral Percentage for the Protected Group, or

            (ii)  the Average Contribution Percentage for the Protected Group;
                  plus

      (b)   the lesser of:

            (i) Two plus the lesser of (A) the Average Deferral Percentage for the Protected Group or (B) the Average Contribution Percentage for the Protected Group, or

            (ii) Two multiplied by the lesser of (A) the Average Deferral Percentage for the Protected Group or (B) the Average Contribution Percentage for the Protected Group.

            (iii) "Greater" is substituted for "lesser" after "Two plus the" in
                  (b)(i) above, and "lesser" is substituted for "greater" in (a) above if it would result in a larger aggregate limit.

      The Average Deferral Percentage and the Average Contribution Percentage for the Prohibited Group shall be determined after any corrective distribution or allocation pursuant to Sections 19.2 and 19.4 hereof and are deemed to be the maximum permitted under such tests for the Plan Year.

      Section 19.6. Adjustment for Multiple Use Test Failures. In the event that the multiple use test in Section 19.5 is not met, the Committee shall adjust either the Employer Deferral Contribution in accordance with Section 19.2, or the Employer Matching Contribution in accordance with Section 19.4 hereof until the test set forth in Section 19.5 is satisfied.

      Section 19.7. Definitions.

      (a) Average Contribution Percentage for the Prohibited Group shall mean the average of the Contribution Percentages of the Prohibited Group for the Plan Year as determined by adding together the Contribution Percentage of each Participant who is a member of the Prohibited Group for such Plan Year and dividing that sum by the number of Participants who are members of the Prohibited Group for such Plan Year.

      (b) Average Contribution Percentage for the Protected Group shall mean the average of the Contribution Percentages for the Protected Group for the Plan Year as determined by adding together the Contribution Percentage of each Participant who is a member of the Protected Group for such Plan Year and dividing that sum by the number of Participants who are members of the Protected Group for such Plan Year.

      (c) Average Deferral Percentage for the Prohibited Group shall mean the average of the Deferral Percentages of the Prohibited Group for the Plan Year as determined by adding together the Deferral Percentage of each Participant who is a member of the Prohibited Group for such Plan Year and dividing the sum by the number of Participants who are members of the Prohibited Group for such Plan Year.

      (d) Average Deferral Percentage for the Protected Group shall mean the average of the Deferral Percentages for the Protected Group for the Plan Year as determined by adding together the Deferral Percentage of each Participant who is a member of the Protected Group for such Plan Year and dividing that sum by the number of Participants who are members of the Protected Group for such Plan Year.

      (e) Contribution Percentage shall mean the ratio calculated separately for each Participant, the numerator of which shall be the sum of the Employer Matching Contributions paid under the Plan on his behalf for the Plan Year and the denominator of which shall be the Employee's Compensation for such Plan Year.

      (f) Deferral Percentage shall mean, with respect to any Participant, the percentage which is the result of dividing the sum of the Participant's Deferred Compensation and any amounts treated as Employer Deferral Contributions pursuant to Section 19.2 (as adjusted below) in the Plan Year by his Compensation for such Plan Year. For purposes of the Actual Deferral Percentage test, Deferred Compensation and amounts treated as Employer Deferral Contributions must be contributed to the Plan before the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate. Also, for purposes of the Average Deferral Percentage test, Excess Deferred Compensation of Highly Compensated Employees shall be included and Excess Deferred Compensation of Non-Highly Compensated Employees that arise solely from

Deferred Compensation made under this Plan shall be excluded. Deferred Compensation returned under the provisions of Sections 19.2(a) and 6.2 shall not be included in determining the Deferral Percentage of a Participant.

      (g) Excess Aggregate Contribution shall mean, with respect to any Plan Year, the excess of:

          (i) the aggregate contributions taken into account in computing the numerator of the Contribution Percentages actually made on behalf of the Prohibited Group for such Plan Year, over

          (ii) the maximum contributions permitted under the Average Contribution Percentage test of Section 19.3 hereof (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining the excess deferrals pursuant to Section 4.2(f) hereof, and then determining the Excess Deferred Compensation pursuant to Section 19.7(h) hereof. Excess Aggregate Contributions shall be allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Average Contribution Percentage test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions.

      (h) Excess Deferred Compensation shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of Employer contributions actually taken into account in computing the Average Deferral Percentage for the Prohibited Group for such Plan Year, over (ii) the maximum amount of such contributions permitted by the Average Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Average Deferral Percentages, beginning with the highest of such percentages). Excess Deferred Compensation amounts are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the Average Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Deferred Compensation amounts have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of Excess Deferred Compensation.

      (i) Prohibited Group shall mean those Participants who are considered Highly Compensated Employees. For purposes of Section 19.1 hereof, a Highly Compensated Employee shall be included in the Prohibited Group if such Employee is eligible to make a deferral election pursuant to Section 4.2 hereof, whether or not such deferral election was made. Furthermore, for purposes of Section 19.3 hereof, a Highly Compensated Employee shall be included in the Prohibited Group if such Employee is eligible to have Employer Matching Contributions allocated to his accounts.

      (j) Protected Group shall mean those Participants who are considered Non-Highly Compensated Employees. For purposes of Section 19.1 hereof, a Non-Highly Compensated Employee shall be included in the Protected Group if such Employee is eligible to make a deferral election pursuant to Section 4.2 hereof, whether or not such deferral election was made. Furthermore, for purposes of
Section 19.3 hereof, a Non-Highly Compensated Employee shall be included in the Protected Group if such Employee is eligible to have Employer Matching Contributions allocated to his accounts.

      IN WITNESS WHEREOF, the BancorpSouth, Inc. Amended and Restated Salary Deferral Employee Stock Ownership Plan is, by the authority of the Board of Directors of the Employer, executed in behalf of the Employer on this the 29th day of December, 2000.

                                       BANCORPSOUTH, INC.

                                       By: /s/ W.O. Jones
                                          ----------------------------
                                       Title:  Sr. V.P.

                                       BANCORPSOUTH BANK

                                       By: /s/ W.O. Jones
                                          ----------------------------
                                       Title:  Sr. V.P.

                        ADDENDUM I TO BANCORPSOUTH, INC.
               AMENDED AND RESTATED SALARY DEFERRAL-PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

                           Plans of Acquired Entities

      The provisions of this Addendum I shall apply to the funds transferred to this Plan as a result of the merger of other qualified retirement plans into this Plan. The terms of this Plan and the Trust Agreement shall apply to Member Accounts except as otherwise provided in this Addendum I.

      Member Accounts. The following Member Accounts shall be maintained:

      (a) Member Account (Tennessee) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the Tennessee Community Bank Retirement Plan and Trust to which shall be credited such assets and net earnings thereon. Within the Member Account (Tennessee) each Participant's Elective Deferral Contributions (as these contributions are defined in the Tennessee Community Bank Retirement Plan and Trust) and net earnings thereon shall be accounted for in a separate subaccount. Member Accounts (Tennessee) may be invested in a life insurance policy or annuity which was purchased prior to the transfer of such assets to this Plan. For purposes of the Member Accounts (Tennessee), Early Retirement Date shall mean the first day of the month coinciding with or next following the date on which an Employee attains age fifty-five (55), completes six (6) Years of Service and terminates employment.

      (b) Member Account (Merchants) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the Merchants Bank Employee Stock Ownership Stock Bonus Plan and Trust, the Merchants Bank 401(k) Plan and Trust and the Merchants Bank Profit Sharing Plan and Trust to which shall be credited such assets and net earnings thereon. Within the Member Account (Merchants), each Participant's Elective Contributions (as these contributions are defined in the Merchants Bank 401(k) Plan) and net earnings thereon shall be accounted for in a separate subaccount.

      (c) Member Account (Alabama Bancorp) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the Alabama Bancorp Savings and Profit Sharing Plan. Within the Member Account (Alabama Bancorp) each Participant's Elective Deferrals (as these contributions are defined in the Alabama Bancorp Savings and Profit Sharing Plan) shall be accounted for in a separate subaccount.

      (d) Member Account (Opelika) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from The First Corporation,

            Opelika, Alabama, Employee Stock Ownership Plan. Within the Member Account (Opelika) each Participant's Salary Reduction Contributions (as those contributions are defined in the First Corporation, Opelika, Alabama, Employee Stock Ownership Plan) shall be accounted for in a separate subaccount.

      (e) Member Account (Home Banc) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the Home Banc Corporation Profit Sharing Plan to which shall be credited such assets and net earnings thereon. Within the Member Account (Home Banc) each Participant's Employer Contributions and Rollover Contributions (as these contributions are defined in the Home Banc Corporation Profit Sharing Plan) shall be accounted in a separate subaccounts. Each of these subaccounts and net earnings thereon shall continue to be maintained in these accounts. Member Accounts (Home Banc) may be invested in a life insurance policy or annuity which was purchased prior to the transfer of such assets to this Plan.

      (f) Member Account (First United) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the First United Bancshares, Inc. 401(k) Savings Plan and Trust Agreement and/or the First United Bancshares, Inc. Employee Stock Ownership Plan and Trust Agreement (collectively the "First United Plans") to which shall be credited such assets and net earnings thereon. Within the Member Account (First United), each Participant's Deferred Income (as those contributions are defined in First United Bancshares, Inc. 401(k) Savings Plan and Trust Agreement) shall be accounted for in a separate subaccount. Member Accounts (First United) may be invested in life insurance policies or annuity contracts purchased prior to the transfer of such assets to this Plan.

      (g) Member Account (Texarkana) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the Financial Institutions Thrift Plan pursuant to the provisions of Addendum I to which shall be credited such assets and net earnings thereon. Within the Member Account (Texarkana), each Participant's pre-tax contributions (as those contributions are defined in the Financial Institutions Thrift Plan) shall be accounted for in a separate subaccount.

      Distribution of Member Accounts. The provisions of Article 20 of the Plan prior to this amendment and restatement of the Plan shall apply to distributions from the Member Accounts made before April 1, 2001. Effective April 1, 2001, distributions of the Member Accounts shall be made in accordance with the provisions of Article 7 of this Plan. However, the following distribution provisions also apply to the Member Accounts effective January 1, 2001:

      (a) Participants may make lump-sum withdrawals from their Member Account after attaining age fifty-nine and one-half (59-1/2) and before termination of service. Withdrawals by Participants may not be redeposited to the Trust Fund. A request for withdrawals shall be made to the Committee in writing and shall be based on the account balances as of the Adjustment Date preceding the date the request is made.

    (b) A Participant may elect for distribution of his Member Account to commence as soon as administratively feasible following termination of service with the Employer.

      First United Bancshares, Inc. First United Bancshares, Inc. merged with and into BancorpSouth, Inc. and the First United Banks (as that term is defined in the Agreement and Plan of Merger between BancorpSouth, Inc. and First United Bancshares, Inc. and which includes First United Trust Company, N.A.) merged into BancorpSouth Bank on September 1, 2000. The First United Bancshares, Inc. Employee Stock Ownership Plan and Trust and the First United Bancshares, Inc. 401(k) Plan and Trust Agreement (the FUB Plans) shall merge into this Plan as soon as administratively feasible following the close of the Plan Year ending December 31, 2000. The provisions of this Plan shall apply to such merged plans effective January 1, 2001, except as follows:

      The provisions of Section 2.58, Qualified Military Service, shall be effective December 12, 1994;

      The provisions of Section 6.1 shall be effective January 1, 1995:

      The provisions of Section 2.39, Highly Compensated Employee, Section 2.42, Leased Employee, and Sections 19.7(g) and (h) shall be effective January 1, 1997 and the family aggregation rules shall be removed effective January 1, 1997;

      For purposes of the actual deferral percentage test and the actual contribution percentage test, the First United Bancshares, Inc. 401(k) Plan elected to utilize prior year testing for 1998, 1999 and 2000.

      The provisions of Section 2.37, 415 Compensation, shall be effective January 1, 1998:

      The change from $3,500 to $5,000 in Section 7.5(f) and (g) shall be effective for distributions from the merged plans made after June 25, 1998.

      The combined defined benefit and defined contribution limits of Code
      Section 415(e) shall be removed effective January 1, 2000.

      Distributions from the Member Accounts (First United) prior to April 1, 2001 shall be made in a method allowed under the FUB Plans prior the merger of the Plans.

      Texarkana First Financial Corporation and First Federal Savings & Loan Association of Texarkana. Texarkana First Financial Corporation was merged into BancorpSouth, Inc. and First Federal Savings & Loan Association of Texarkana was merged into BancorpSouth Bank on October 31, 2000. First Federal Savings & Loan Association participated in the Financial Institutions Thrift Plan, a multiple employer plan. First Federal Savings & Loan Association will withdraw from the Financial Institutions Thrift Plan and participants in the First Federal Savings & Loan Association plan who become Employees of the Employer under this Plan will be given an option of leaving their accounts in the Financial Institutions Thrift Plan or transferring their accounts directly to this Plan. Amounts transferred to this Plan at the election of an Employee of the Employer shall be maintained in a separate account for each such Employee and such accounts shall be entitled Member Accounts (Texarkana). Upon transfer to this Plan, the provisions of this Plan and Addendum shall apply to the Member Accounts (Texarkana).

                         AMENDMENT TO BANCORPSOUTH, INC.
               AMENDED AND RESTATED SALARY DEFERRAL-PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS Amendment is hereby made on this the 16th day of May, 2001 by BANCORPSOUTH, INC. (herein referred to as the "Employer" and/or the "Plan Administrator"), a corporation organized under the laws of the State of Mississippi.

                              W I T N E S S E T H:

      WHEREAS, the Employer established the BancorpSouth of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; August 1, 1992; December 1, 1995; and amended and restated effective January 1, 1998 and amended and restated effective January 1, 2000; and

      WHEREAS, under the terms of the Plan, BancorpSouth, Inc. has the ability to amend the Plan at any time; and

      WHEREAS, BancorpSouth, Inc. desires to further amend said Plan.

      NOW, THEREFORE, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby further amended as follows:

                                       I.

      Section 2.2 is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 2.2:

            2.2 Adjustment Date shall mean shall mean the date or dates as of which assets are valued for purposes of determining the value of the Participants' accounts under the Plan. The Adjustment Dates are the last day of March, June, September and December in each Plan Year or such other dates as the Committee may determine. In the event the account recordkeeping is maintained on a daily recordkeeping basis, the Adjustment Dates shall mean each business day that the applicable trading market and the Plan's recordkeeper are open for business.

                                       II.

      Section 2.13 is hereby amended by the addition of the following effective January 1, 2001:

      Compensation shall not include any incentives which are designated by the Employer as "Stay Pay" and which are paid to employees of acquired entities who become Employees of the Employer.

                                      III.

      Section 5.4 is hereby amended by the addition of the following after the first sentence in that Section:

      The Committee shall determine whether account recordkeeping is to be maintained on a balance forward recordkeeping basis or a daily recordkeeping basis for a given period.

                                       IV.

      Section 5.4(a)(iv) is hereby amended by the addition of the following:

            If the account recordkeeping for the period is being maintained on a daily recordkeeping basis, then net income or net loss shall be allocated in accordance with the attributes of the separate investment funds, in a manner generally consistent with industry standards for daily recordkeeping. The Committee shall have sole authority to make determinations and resolve issues for purposes of this Section 5.

            Should the Committee determine that the strict application of the allocation procedures in this Section 5 will not result in an equitable and nondiscriminatory allocation among the accounts of Participants, or that another method is appropriate for the purpose, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Section.

            As soon as practicable after each Adjustment Date, the value of each account shall be adjusted to be equal to the value of such account as of the last Adjustment Date, plus any additions to and minus any subtractions from the account since the last Valuation Date. The Committee may direct that any investment or administrative fees or charges be charged against the accounts of Participants.

                                       V.

      Section 7.1 is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 7.1:

            Section 7.1. Determination of Benefits Upon Retirement. A Participant may terminate his employment with the Employer and retire on or after his Early Retirement Date or his Normal Retirement Date. However, if the Participant remains in the employ of the Employer after his Normal Retirement Date he shall continue to participate in the Plan, including the right to receive allocations pursuant to Section 5.4 hereof, until his Late Retirement Date. As soon as practicable after the Participant retires, the Trustee shall, at the Participant's election, distribute all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.12 hereof. Subject to the provisions of Section 7.5(f), a Participant may elect to defer receipt of his benefits until a later date, but not beyond his Required Beginning Date as defined in Section 7.5(e).

                                       VI.

      Section 7.2 is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 7.2:

      Section 7.2. Determination of Benefits in Event of Disability. As soon as practicable following the determination of a Participant's Total and Permanent Disability and termination of employment, the Trustee shall, at the Participant's election, distribute all amounts credited to such Participant's Combined Account in accordance with Sections 7.5 and 7.12 hereof as though such Participant had retired; provided, however, one or more interim payments shall be made to the Participant beginning as of the date of determination of such Participant's Total and Permanent Disability if requested by the Participant. Notwithstanding the foregoing, such disabled Participant may elect, subject to the provisions of Section 7.5(f), to defer payment of his Total and Permanent Disability retirement benefit until a later date but not beyond his Required Beginning Date as defined in Section 7.5(e).

                                      VII.

      Section 7.3 is hereby amended by the deletion of subparagraphs (a) and (b) of that Section and the substitution of the following as subparagraphs (a) and
(b):

      (a) As soon as practicable following the death of a Participant prior to termination of his employment with the Employer, the Trustee shall, at the Participant's or Beneficiary's election, distribute, in accordance with the provisions of Sections 7.6 and 7.12 hereof, the deceased Participant's Combined Account to his Beneficiary determined in accordance with Article 15 hereof. The Beneficiary may elect a later payment date if allowed under Section 7.6(e).

      (b) As soon as practicable following the death of a Former Participant, the Trustee, in accordance with the provisions of Sections 7.6 and 7.12 hereof, shall, at the Participant's or Beneficiary's election, distribute any then remaining funds segregated for such deceased Former Participant to his Beneficiary determined in accordance with Article 15 hereof. The Beneficiary may elect a later payment date if allowed under Section 7.6(e).

                                      VIII.

      Section 7.4(a) is hereby amended by the deletion of the last sentence of that Section and the substitution of the following sentence:

      At the election of the terminated Participant, however, the Plan Administrator shall direct the Trustee to commence distribution of such Participant's accounts as soon as administratively feasible following the date of such Participant's termination in accordance with the provisions of Sections 7.5 and 7.12.

                                       IX.

      Section 9.2 is hereby amended by the addition of the following effective January 1, 2001:

      (i) Hardship distributions must be consented to by the Participant's spouse in the same manner as provided in Section 15.1(a).

                                       X.

      Section 9.3(a) is hereby amended by the addition of the following effective January 1, 2001:

      Loans must be consented to by the Participant's spouse in the same manner provided in Section 15.1(a).

                                       XI.

      Section 9.3(c)(i) is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 9.3(c):

      (i) An application for a loan by a Participant shall be made in writing to the Committee within a reasonable time prior to the date on which the loan is to be made. All loans shall be made from Company Stock to the extent the Participant's accounts from which the loan is made are invested therein. If additional amounts are necessary, the remaining portion of the loan will be made pro-rata from the Funds in which the Participant's account from which the loan is made is invested as necessary to provide the full amount of the loan.

                                      XII.

      Section 9.4 is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 9.4:

      9.4 Selection of Fund for Distribution. Except as otherwise specifically provided herein, any distribution from the Plan of less than a Participant's full account balance shall be made pro-rata from the Participant's investment Funds.

                                      XIII.

      Article 10 is hereby amended by the deletion of that Article in its entirety and the substitution of the following as Article 10:

                                   ARTICLE 10
                              INVESTMENT ELECTIONS

            Section 10.01 Company Stock. Employer Deferral Contributions for each Participant for a payroll period shall be invested in Company Stock; however, such required investment shall not exceed five percent (5%) of the Participant's Compensation for such payroll period. All Safe-Harbor Matching Contributions for each Plan Year and all Employer PAYSOP Contribution Accounts shall be invested in Company Stock. All amounts in the Member Account (First United ESOP) shall be invested in Company Stock. Any amount not required to be invested in Company Stock under the preceding sentences, may be invested in Company Stock to any extent directed by the Participant.

            Section 10.02 Other Investments. Any amounts not required to be invested in Company Stock under the provisions of Section 10.01, shall be invested under the provisions of this Section 10.02. BancorpSouth, Inc. shall direct the Trustee to establish, and the Trustee at such direction shall establish, any number of separate investment Funds. Each Participant may direct the investment of the amounts in such Participant's accounts not required to be invested in Company Stock among the available investment Funds, in accordance with rules established by the Committee. Such investment Funds shall remain a part of the Trust Fund, but shall be separately invested, with all investment income on such investments credited to the investment Funds and all disbursements to, or on behalf of, the Participant charged thereto.

            Each Participant shall elect to have contributions and amounts held on his behalf in the Plan that are nor required to be invested in Company Stock pursuant to Section 10.01, invested in the available investment Funds in any combination of whole percentages. The form and manner of all elections under this Section 10.02 shall be prescribed by the Committee. Accounts not directed pursuant to the

      Committee's rules shall be invested in one of the investment Funds designated by the Trustee as the default Fund.

            A Participant may make or revoke such election for the future investment of contributions made under this Plan at such times as may be allowed by the Committee, provided sufficient notice is provided to allow the modification to be made. Such election shall remain effective for all subsequent contributions allocated on behalf of the Participant to the investment Funds until the election is effectively modified or revoked.

            The transfer of existing balances in the accounts of Participants between investment Funds shall be permitted at such times as may be allowed by the Committee if accounts are being maintained on a balance forward recordkeeping basis, and on each Adjustment Date if accounts are being maintained on a daily recordkeeping basis. Such elections shall be made in accordance with rules and procedures established by the Committee. Notwithstanding the foregoing, the election by a Participant to transfer between the investment Funds shall be subject to the rules and procedures established for such purpose by the Committee and to any limits or restrictions imposed by mutual fund or other companies responsible for the respective investment Funds.

            Notwithstanding the foregoing, the Committee may suspend Participants' right to direct the investment of their accounts at any time, either temporarily or permanently. In particular, temporary suspension is permitted during "blackout periods" that result due to transition of the Plan's recordkeeping services from one entity to another. The Committee shall attempt to notify all Participants and Beneficiaries with accounts in the Plan of such a suspension, whether temporary or permanent, but failure to notify one or more Participants or Beneficiaries shall not prevent the suspension from applying with respect to such Participants or Beneficiaries.

                                      XIV.

      Section 11.3(a) is hereby amended by the deletion of the first sentence of that Section and the substitution of the following as the first sentence:

      (a) The maximum amount which may be diversified is twenty-five percent (25%) of the number of shares of Company Stock acquired by or contributed to the Plan after December 31, 1986 and allocated to such Qualified Participant's Combined Account, less the number of share of Company Stock so allocated solely due to such Participant's election, under Section 10.01 hereof, to invest in Company Stock (the "Eligible Shares").

                                       XV.

      Section 11.3(c) is hereby amended by the deletion of that Section and the substitution of the following as Section 11.3(c):

      (c) Amy amount with respect to which a Participant makes a diversification election hereunder shall be transferred to the Fund (other than Employer Stock) as elected by the Participant. Such transfer shall be made no later than ninety (90) days after the last day of the period during which the election may be made.

                                      XVI.

      Section 11.3 is hereby amended effective January 1, 2001 by the addition of subparagraph (g) as follows:

      (g) For purposes of determining if a Participant is a Qualified Participant, Participants shall receive credit for years of participation in any qualified retirement plan which is merged into this Plan.

                                      XVII.

      Addendum I of the Plan is hereby amended by the deletion of subparagraph
(f) and the substitution of the following as subparagraph (f):

      (f)   Member Account (First United):

            (a) Member Account (First United 401(k)) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the First United Bancshares, Inc. 401(k) Savings Plan and Trust Agreement which shall be credited such assets and net earnings thereon. Within the Member Account (First United 401(k)), each Participant's Deferred Income (as those contributions are defined in the First United Bancshares, Inc. 401(k) Savings Plan and Trust Agreement) shall be accounted for in a separate sub-account.

            (b) Member Account (First United ESOP) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the First United Bancshares, Inc. Employee Stock Ownership Plan and Trust Agreement to which shall be credited such assets and net earnings thereon. Member Accounts (First United ESOP) shall be invested in Company Stock and Participants may not choose any other investments for these accounts.

                                     XVIII.

      The effective date of this amendment is April 1, 2001, unless otherwise specified.

                                      XIX.

      Except as specifically amended hereby, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan shall remain unchanged.

      IN WITNESS WHEREOF, the Company has executed this amendment on the day and year first above written.

                                    BANCORPSOUTH, INC.

                                    By: /s/ W.O. Jones
                                        ----------------------------------------
                                        W.O. Jones, Senior Vice President &
                                        Director of Human Resources

                         AMENDMENT TO BANCORPSOUTH, INC.
               AMENDED AND RESTATED SALARY DEFERRAL-PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS Amendment is hereby made on this the 25th day of January, 2002 by BANCORPSOUTH, INC. (herein referred to as the "Employer" and/or the "Plan Administrator"), a corporation organized under the laws of the State of Mississippi.

                              W I T N E S S E T H:

      WHEREAS, the Employer established the BancorpSouth of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; August 1, 1992; December 1, 1995; and amended and restated effective January 1, 1998 and amended and restated effective January 1, 2000; and

      WHEREAS, under the terms of the Plan, BancorpSouth, Inc. has the ability to amend the Plan at any time; and

      WHEREAS, BancorpSouth, Inc. desires to further amend said Plan.

      NOW, THEREFORE, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby further amended as follows:

                                       I.

      Sections II, IV, V, VI, VII, VIII, X, XI and XII of this amendment of the Plan are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). These amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                       II.

      Section 2.13 is hereby amended by the addition of the following paragraph:

            Increase in limit. The annual Compensation of each Participant taken into account in determining allocations in any Plan Year beginning after December 31, 2001, shall not exceed $200,000.00, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive twelve (12) month period over which Compensation is otherwise determined under the Plan (the "determination period"). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

                                      III.

      Section 4.2 of the Plan is hereby amended by the deletion of subsection
(a) and the substitution of the following as subsection (a) effective for Plan Years beginning on and after January 1, 2002:

      (a) Each Participant may elect to defer a portion of his Compensation, and his Compensation shall be reduced by the amount he elects to defer. A Participant may defer up to twenty-five percent (25%) (in whole percentages) of his Compensation, except as otherwise limited by Section 415 of the Code and the provisions of this Plan. The election shall specify in writing, on a form satisfactory to the Committee, the percentage to be deferred and contributed to the Trust Fund each payroll period.

                                       IV.

      Section 4.2 is hereby amended by the deletion of subsection (f) and the substitution of the following as subsection (f):

      No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section VI of this amendment and Section 414(v) of the Code, if applicable.

                                       V.

      Section 4.2 (j) is hereby amended by the addition of the following effective for distributions and severances from employment occurring after December 31, 2001:

            (6) A Participant's elective deferrals, qualified nonelective contributions, qualified matching contributions and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from Service before such amounts may be distributed.

                                       VI.

      Section 4.2 is hereby amended by the addition of the following as subsection (k) effective April 1, 2002:

      (k) Catch-Up Contributions. All Employees who are eligible to make elective deferrals under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. The Employer will not make Matching Contributions with regard to the Catch-up Contribution.

                                      VII.

      This Section VII shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends
Section 5.5 and Article 12 of the Plan .

      Determination of top-heavy status:

      (a) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than one hundred thirty thousand dollars ($130,000) (as adjusted under Section 416(I)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the Employer, or a one percent (1%) owner of the Employer having annual compensation of more than one hundred fifty thousand dollars ($150,000). For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(I)(1) of the Code and the applicable Regulations and other guidance of general applicability issued thereunder.

      (b) Determination of present values and amounts. This Section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

            (i) Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(I) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five (5) year period" for "one (1) year period."

            (ii) Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one (1) year period ending on the Determination Date shall not be taken into account

      (c) Minimum benefits.

            (I) Matching Contributions. Employer Matching Contributions under this Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
                  Section 416(c)(2) and the Plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage Test and other requirements of
                  Section 401(m) of the Code.

                                      VIII.

      Section 6.1 is hereby amended by the addition of the following effective for Limitation Years beginning after December 31, 2001:

      Maximum annual addition. Except to the extent permitted under Section VI of this amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

      (a)   $40,000, as adjusted for increases in the cost-of-living under
            Section 415(d) of the Code, or

      (b)   100 percent of the Participant's compensation, within the meaning of
            Section 415(c)(3) of the Code, for the Limitation Year.

      The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated an Annual Addition.

                                       IX.

      Sections 7.5(e) and 7.6(e) are hereby amended by the addition of the following:

      With respect to distributions under the Plan made on or after November 1, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to November 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to November 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

                                       X.

      Section 7.10 is hereby amended by the addition of the following effective for distributions made after December 31, 2001:

      Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in this Section 7.10 of the Plan, an eligible retirement plan shall also mean an annuity contract described in
      Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(b) of the Code.

                                       XI.

      Section 9.2 of the Plan is hereby amended by the deletion of subsection
(f) in its entirety and the substitution of the following:

      (f) A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for the period specified in the provision of the Plan relating to suspension of elective deferrals that were in effect prior to this amendment.

                                      XII.

      Section 19.5 is hereby amended by the addition of the following:

      The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 19.5 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

      Except as specifically amended hereby, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan Trust Agreement shall remain unchanged.

      IN WITNESS WHEREOF, the parties have executed this amendment on the day and year first above written.

                                   BANCORPSOUTH, INC.

                                   By: /s/ W.O. Jones
                                       ----------------------------------------
                                       W.O. Jones, Senior Vice President &
                                       Director of Human Resources

                                   BANCORPSOUTH BANK

                                   By: /s/ William L. Malone
                                       ----------------------------------------
                                       William L. Malone, Vice President
                                       and Trust Officer

                         AMENDMENT TO BANCORPSOUTH, INC.
              AMENDED AND RESTATED SALARY DEFERRAL - PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS Amendment is hereby made on this the 1st day of August, 2002 by BANCORPSOUTH, INC. (herein referred to as the "Employer" and/or the "Plan Administrator"), a corporation organized under the laws of the State of Mississippi.

                                   WITNESSETH:

      WHEREAS, the Employer established the BancorpSouth of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; August 1, 1992; December 1, 1995; and amended and restated effective January 1, 1998 and amended and restated effective January 1, 2000 and further amended on May 16, 2001 and January 25, 2002; and

      WHEREAS, Pinnacle Bancshares, Inc. merged with and into BancorpSouth, Inc. and Pinnacle Bank merged with and into BancorpSouth Bank on February 28, 2002; and

      WHEREAS, Section 17.1 of the Plan authorizes BancorpSouth, Inc. to amend the Plan; and

      WHEREAS, BancorpSouth, Inc. desires to (i) provide for the merger of the Pinnacle Bank 401(k) Plan into this Plan as allowed under Section 17.3 of this Plan, (ii) bifurcate the Plan into two components, one being a profit sharing component that is designed to be invested in a diversified portfolio of investments, and one component being an "employee stock ownership plan" (as described in section 4975 of the Internal Revenue Code) that is designed to be primarily invested in qualifying employer securities, (iii) change the manner in which dividends on employer securities are allocated, (iv) change the manner in which employer securities are released to participant accounts upon payment of an acquisition loan, and (v) amend the hardship distribution provisions of the Plan.

      NOW, THEREFORE, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby further amended as follows:

                                       I.

      Sections X and XIII of this amendment of the Plan are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). Sections X and XIII of this amendment are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Sections X and XIII of this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. Sections X and XIII of this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of Sections X and XIII of this amendment.

                                       II.

      The Pinnacle Bancshares, Inc. 401(k) Plan shall merge into this Plan as soon as administratively feasible following the amendment and restatement of that plan to conform with all current laws and the provisions of this Plan shall control.

                                      III.

      Section 1.2 is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 1.2:

      Section 1.2. Purpose of Plan. The purpose of the Plan is to encourage savings on the part of Eligible Employees by providing a means and an incentive through certain Safe-Harbor Contributions, to provide an opportunity for Employee ownership of Company Stock of the Employer, and to improve retirement benefits for Eligible Employees. It is the intention of the Employer that the contributions made by it, together with the income thereon, shall be accumulated and made available to such Eligible Employees upon their retirement, all as set forth hereinafter. The Plan consists of two components. One component is designated as a profit-sharing plan, pursuant to Section 401(a)(27) of the Code (the "Profit Sharing Component"). The other component is designated as an employee stock ownership plan, within the meaning of section 4975(e)(7) of the Code and section 54.4975-11(a) of the Regulations (the "ESOP Component"), and is designed to be invested primarily in Company Stock. Each account described herein may be maintained by the Plan Administrator in the Profit Sharing Component and/or the ESOP Component. Accounts that are invested in Company Stock shall generally be maintained in the ESOP Component. Accounts that are invested in other investment Funds shall generally be in maintained in the Profit Sharing Component, which shall, to the extent designated by the Committee, be administered in a manner intended to comply with the provisions of Section 404(c) of ERISA.

                                       IV.

      Section 2.22 is hereby amended by the addition of the following:

The Plan Administrator shall maintain an Employee Deferral Account in the Profit Sharing Component on behalf of all Participants who elect to make Employer Deferral Contributions. The Plan Administrator shall also maintain an Employee Deferral Account in the ESOP Component on behalf of all Participants for whom any portion of their Employer Deferral Contributions is invested in Company Stock.

                                       V.

      Section 2.64 is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 2.64:

      Section 2.64. Trust Agreement shall mean the agreement between the Employer and the Trustee establishing the Trust and specifying the duties of the Trustee and any subsequent amendments. There may be two or more separate trust agreements.

                                       VI.

      Section 2.65 is hereby amended by the addition of the following:

      There may be two or more trustees with respect to the assets of the Plan.

                                      VII.

      Section 2.66 is hereby amended by the addition of the following:

      There may be two or more separate trust funds.

                                      VIII.

      Section 2.68 is hereby amended by the addition of the following to the third paragraph of that Section:

      Eligible Employees shall receive credit for eligibility and vesting purposes for service with Pinnacle Bank.

                                       IX.

Section 4.3(a) is hereby amended by adding the following sentence to the end of its first paragraph:

      In addition to the foregoing Safe-Harbor Matching Contribution, the Employer may, in its discretion, make an additional contribution, subject to the limitations on enhanced matching contributions set forth in Sections 401(k)(12) and 401(m)(11) of the Code and the rules, regulations and notices promulgated thereunder.

                                       X.

      Section 5.4(d) is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 5.4(d):

      (d)   Allocation of Dividends.

            (i) Dividend Election. Effective for dividend payment dates occurring on or after January 1, 2002, the Committee shall cause any Dividend (as defined below) payable with respect to Company Stock held in the Trust Fund to be distributed or allocated in accordance with this Section, subject to the following special rules:

                  (a) Within a reasonable period before the first day of each Plan Year commencing on and after January 1, 2003, each Participant shall be entitled to direct the Committee regarding the payment or allocation of Dividends to be paid in such Plan Year. Each Participant may elect to direct the Committee to (i) distribute such Dividend to the Participant (any such Participant referred to herein as an Electing Participant), or (ii) reinvest the amount of any such Dividend in Company Stock. Any such election shall be made, in writing, on forms acceptable to the Committee or in accordance with instructions of the Committee. Any such election shall be deemed irrevocable as of the last day of the Plan Year that immediately precedes the Plan Year with respect to which the dividend payment relates (or such earlier period as the Committee may designate). The Committee, in its discretion, may permit additional directions during a Plan Year, to the extent necessary to comply with the provisions of Code Section 404(k).

                  (b) If a Participant fails to direct the Committee in accordance with subparagraph (a) hereof, he or she shall be deemed to have directed the reinvestment of any Dividend in Company Stock.

                  (c) Dividends distributable to each Electing Participant hereunder shall be determined as of each dividend record date in proportion to the number of vested shares of Company Stock (including fractional shares) allocated to each such Participant in accordance with the provisions of this Plan.

                  (d) Dividends shall be distributed from the Plan in a single sum at least as frequently as annually, not later than ninety (90) days after the close of the Plan Year in which each dividend payment date occurs. Such distributions are not subject to the provisions of Sections 7.5(g) and 7.10 of the Plan.

                  (e) If Dividends are held in trust pending distribution hereunder, the Committee shall direct the Trustee to invest such amounts in a manner intended to preserve principal.

                  (g) For purposes of this Section, Dividend means with respect to Company Stock held in the Trust Fund, distributions that are dividends under applicable state law or accounted for as dividends under generally accepted accounting principles.

                  (f) With respect to the Plan Year commencing January 1, 2002, the election permitted under subparagraph (a) hereof shall be made not later than the dividend record date designated by the Committee and shall be irrevocable as of such record date.

                  (g) The payment or reinvestment of dividends pursuant to this Section 5.4(d)(i) shall not be considered an Employer contribution or a Participant's elective deferral for any purpose of this Plan.

            (ii) Allocation of Cash Dividends. Any cash dividends paid on Company Stock held in the Trust Fund shall be subject to the election described in subparagraph (i) above. Cash Dividends received on shares of Company Stock allocated to the Participant's Combined Accounts which the Participant elects to be reinvested in Company Stock shall be allocated to their respective accounts. Any cash dividends received on unallocated shares of Company Stock held in the Loan Suspense Account shall be included in the computation of the net income (or loss) of the Trust Fund and shall be allocated to the Participant's Employer Matching Contribution Account in the same proportion as the balance of each Participant's Combined Accounts on the preceding Adjustment Date (less any payments or withdrawals since such preceding Adjustment Date) bears to the total balance of all Participants' Combined Accounts of the preceding Adjustment Date (less any payments or withdrawals since such preceding Adjustment Date). Notwithstanding the preceding, all cash dividends on Company Stock acquired with an Acquisition Loan, whether or not allocated to the accounts of Participants, shall be used, in the discretion of the Committee, for the purpose of repaying such Acquisition Loan. If dividends on Company Stock allocated to the accounts of Participants are used to pay an Acquisition Loan, Company Stock having a fair market value of not less than the amount of any such dividend shall be allocated to the Participants' accounts to which the Company Stock to which the dividends are attributable are allocated.

            (iii) Stock Dividends, Splits and Recapitalizations. Company Stock
                  received by the Trustee as a result of a stock dividend, stock split, reorganization or other recapitalization of the Employer shall be allocated to the Participant's Combined Accounts or the Loan Suspense Account, as the case may be, as of the date on which the Company Stock is received by the Trustee in the same proportion that the Company Stock was allocated to such accounts as of the immediately preceding Adjustment Date.

                                       XI.

Section 6.1 is hereby amended by adding the following to the end of the second paragraph:

Notwithstanding the foregoing, if the fair market value of Financed Shares released from the Loan Suspense Account for a Plan Year is less than the contributions applied to repay the Acquisition Loan for such Plan Year, the Annual Addition with respect to such contributions shall be the fair market value of the Financed Shares released from the Loan Suspense Account at the time of such release, rather than the amount of such contributions that is applied to repay the Acquisition Loan.

                                      XII.

Section 9.2 is hereby amended by the deletion of subparagraph (b)(iii) and the substitution of the following as (b)(iii):

The payment of tuition, related education fees, and room and board expenses for on-campus housing and books for post secondary education for the Participant, his spouse, his children or his dependent, provided acceptable receipts are provided to the Plan Administrator for such expenses; or

                                      XIII.

Section 9.2 is hereby amended by the deletion of the last paragraph of subparagraph (b) and the substitution of the following as the last paragraph in subparagraph (b):

      Furthermore, under these standards, a withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, and the Participant has obtained all distributions currently available to the Participant, other than hardship distributions, and all nontaxable loans, other than hardship loans, available under this Plan and all other plans maintained by the Employer. Hardship distributions may not include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. XIV.

      Section 9.2 is hereby amended by the deletion of subparagraph (g) effective for hardship distributions made after December 31, 2001.

                                       XV.

      Article 10 is hereby amended by the deletion of that Article in its entirety and the substitution of the following as Article 10:

                                   ARTICLE 10
                              INVESTMENT ELECTIONS

      Section 10.1. Company Stock. All Safe-Harbor Matching Contributions for each Plan Year and all Employer PAYSOP Contribution Accounts shall be invested in Company Stock. All amounts in the Member Account (First United ESOP) shall be invested in Company Stock. Any amount not required to be invested in Company Stock under the preceding sentences may be invested in Company Stock to the extent directed by the Participant. Except to the extent that Participants elect for a portion of their Employee Deferral Accounts to be invested in an investment Fund other than Company Stock, as provided in this Article 10, all investments in Company Stock shall be transferred to or held in the ESOP Component.

      Prior to August 1, 2002, each Participant's Employer Deferral Contributions not in excess of five percent (5%) of the Participant's Compensation for each payroll period were required to be invested in Company Stock. Effective August 1, 2002, all Employer Deferral Contributions shall be made to the Profit Sharing Component, and as directed by each Participant, invested in Company Stock or in other investment Funds established under Section
10.2 below. Such Employer Deferral Contributions that are invested in Company Stock shall be transferred by the Trustee of the Profit Sharing Component to the Trustee of ESOP Component to be allocated to the Participant's Employee Deferral Account in the ESOP Component. In addition, effective August 1, 2002, each Participant may elect to have all or any portion his Employee Deferral Account invested in any other investment Fund or Funds established under Section 10.2 below. Such election shall be made on a form or in a manner approved by the Committee. Upon the making of such an election by a Participant, the Trustee of the ESOP Component shall transfer the portion of the Participant's Employee Deferral Account that is to be so invested to the Trustee of the Profit Sharing Component for allocation to the Participant's Employee Deferral Account for disposition. All such Participants and Former Participants shall be provided an explanation of their options with regard to such investments.

      Section 10.2. Other Investments. Any amounts not required to be invested in Company Stock under the provisions of Section 10.1 shall be invested under the provisions of this Section 10.2. The Committee shall direct the Trustee to establish, and the Trustee at such direction shall establish, any number of separate investment Funds for investment hereunder. Each Participant may direct the investment of the amounts in such Participant's accounts not required to be invested in Company Stock among the available investment Funds and/or Company Stock, in accordance with rules established by the Committee. Such investment Funds shall remain a part of the Trust Fund, but shall be separately invested, with all investment income on such investments credited to the investment Funds and all disbursements to, or on behalf of, the Participant charged thereto. All amounts not invested in Company Stock shall be considered part of the Profit Sharing Component of the Plan.

      Each Participant shall elect to have contributions and amounts held on his behalf in the Plan that are not required to be invested in Company Stock pursuant to Section 10.1, invested in the available investment Funds in any combination of whole percentages. The form and manner of all elections under this Section 10.2 shall be prescribed by the Committee. Accounts not directed pursuant to the Committee's rules shall be invested in one of the investment Funds designated by the Trustee as the default Fund.

      A Participant may make or revoke such election for the future investment of contributions made under this Plan at such times as may be allowed by the Committee, provided sufficient notice is provided to allow the modification to be made. Such election shall remain effective for all subsequent contributions allocated on behalf of the Participant to the investment Funds until the election is effectively modified or revoked.

      The transfer of existing balances in the accounts of Participants between investment Funds shall be permitted at such times as may be allowed by the Committee if accounts are being maintained on a balance forward recordkeeping basis, and on each Adjustment Date if accounts are being maintained on a daily recordkeeping basis. Such elections shall be made in accordance with rules and procedures established by the Committee. Notwithstanding the foregoing, the election by a Participant to transfer between the investment Funds shall be subject to the rules and procedures established for such purpose by the Committee and to any limits or restrictions imposed by mutual fund or other companies responsible for the respective investment Funds.

      Notwithstanding the foregoing, the Committee may suspend Participants' right to direct the investment of their accounts at any time, either temporarily or permanently. In particular, temporary suspension is permitted during "blackout periods" that result due to transition of the Plan's recordkeeping services from one entity to another. The Committee shall attempt to notify all Participants and Beneficiaries with accounts in the Plan of such a suspension, whether temporary or permanent, but failure to notify one or more Participants or Beneficiaries shall not prevent the suspension from applying with respect to such Participants or Beneficiaries.

                                      XVI.

      Section 11.1 is hereby amended by the deletion of that Section in its entirety and the substitution of the following as Section 11.1:

      Section 11.1. ESOP Component. The ESOP Component of this Plan is designed to invest primarily in Company Stock and is intended to be qualified as an employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code.

                                      XVII.

      Section 11.3 is hereby amended by the deletion of the words "A Participant who has (a) attained age fifty-five (55), and (b) completed ten (10) years of participation in this Plan (a Qualified Participant) shall have the right to elect to diversify his or her investments in Company Stock in accordance with the following provisions" at the beginning of that Section and the substitution of the following as the first sentence in Section 11.3:

      Any "Qualified Participant" shall have the right to elect to diversify his or her investments in Company Stock in accordance with the provisions of this
Section 11.3. For purposes of this Section 11.3, a Qualified Participant is any Employee who has (a) attained age fifty-five (55), and (b) completed ten (10) years of participation in this Plan.

                                     XVIII.

      Section 11.3(a) is hereby amended by changing the reference to Section
10.01 in the first sentence of that Section to 10.2.

                                      XIX.

Section 13.3 is hereby amended by adding the following subparagraphs (c) and (d) thereto:

      (c) In addition to the foregoing powers, the Committee shall be entitled to adopt such rules and procedures as may be reasonably necessary to administer any Acquisition Loan made in accordance with Section 4.8 hereof, which may include, but shall not be limited to, direction as to the time and amount to be borrowed under any such loan. The Committee shall also possess the authority to adopt such rules and procedures as may be reasonably necessary to administer any amount invested in Company Stock, which may include, but shall not be limited to, the determination of the source of Company Stock acquired for investment hereunder, the manner in which Company Stock shall be disposed of hereunder, and for any unitization or other accounting method for Company Stock held by the Plan, from time to time.

      (d) In addition to the foregoing powers, the Committee may direct that any instruction, notice, direction or information required hereunder may be communicated to an Employee (or made by such Employee) by such means as may be acceptable to the Committee, including a writing, transmission through a voice response or similar telephonic system or instructions transmitted through electronic media or technology, such as the internet or intranet systems. The Committee shall generally oversee the proper execution of any such instructions or directions or the receipt of notice, but the Committee may appoint one or more agents for the purpose of transmitting, receiving and executing such instructions, directions or notice hereunder.

                                       XX.

      Addendum I to the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby amended by the addition of the following:

      (h) Member Account (Pinnacle) shall mean the account established on behalf of each Participant on whose behalf assets are transferred from the Pinnacle Bank 401(k) Plan. Within the Member Account (Pinnacle) each Participant's Elective Deferrals shall be accounted for in a separate subaccount.

                                      XXI.

      The effective date of this amendment is August 1, 2002, unless otherwise specified herein.

                                      XXII.

      Except as specifically amended hereby, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan shall remain unchanged.

      IN WITNESS WHEREOF, the Company has executed this amendment on the day and year first above written.

                                      BANCORPSOUTH, INC.

                                      By: /s/ W.O. Jones
                                          ------------------------------------
                                       W.O. Jones, Senior Vice President &
                                       Director of Human Resources

                         AMENDMENT TO BANCORPSOUTH, INC.

              AMENDED AND RESTATED SALARY DEFERRAL - PROFIT SHARING

                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS Amendment is hereby made on this the 30th day of December, 2002 by and between BANCORPSOUTH, INC. a Mississippi Corporation (herein referred to as the "Employer" and/or the "Plan Administrator"), and BANCORPSOUTH BANK, a Mississippi corporation (herein referred to as the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Employer established the BancorpSouth of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; August 1, 1992; December 1, 1995; and amended and restated effective January 1, 1998 and amended and restated effective January 1, 2000 and further amended on May 16, 2001, January 25, 2002 and August 1, 2002 and

      WHEREAS, Section 17.1 of the Plan authorizes BancorpSouth, Inc. to amend the Plan; and

      WHEREAS, BancorpSouth, Inc. desires to further said Plan.

      NOW, THEREFORE, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby further amended as follows:

                                       I.

      Article 16 is hereby amended by the deletion of that Article in its entirety and the substitution of the following as Article 16:

                                   ARTICLE 16
                                CLAIMS PROCEDURES

      16.01 This Article 16 includes the claims procedures that are applicable to benefits payable under this Plan for claims filed on or after January 1, 2002. The following definitions apply for purposes of these procedures:

      (a) Adverse Benefit Determination shall mean a denial, reduction, or termination of, or a failure to provide or make payment (in whole or in part) for a benefit, including any such denial, reduction, termination or failure to provide or make payment that is based on a determination of a Participant's or Beneficiary's eligibility to participate in the Plan.

      (b) Claim For Benefits shall mean a request for a Plan benefit made by a Claimant in accordance with the Plan's reasonable procedures for filing benefit claims.

      (c) Claimant shall mean a Participant or Beneficiary as defined in this Plan. An authorized representative of a Claimant may act on behalf of such Claimant in pursuing a Claim For Benefits or appeal of an Adverse Benefit Determination. Such authorization must be in writing, signed by the Claimant and approved by the Committee.

      (d) Notice/Notification shall mean the delivery or furnishing of information to an individual in a manner that satisfies ERISA
            Section 104(b) and Department of Labor Regulations Section 2520.104(b)-1(b) by ensuring the materials are actually received or made available, as appropriate, with respect to the material required to be furnished or made available to an individual.

      (e) Relevant. A document, record, or other information shall be considered "Relevant to a Claimant's Claim For Benefits if such document, record, or other information (a) was relied upon in making the benefit determination; (b) was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; (c) demonstrates compliance with the administrative processes and safeguards required under these procedures in making the benefit determination; or (d) in the case of Total and Permanent Disability determinations, constitutes a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Claimant's diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

      16.02 These claims procedures shall not be administered in a way that unduly inhibits or hampers the initiation or processing of Claims For Benefits. Payment of a fee or cost as a condition to making a Claim For Benefits or to appealing an Adverse Benefit Determination is not permitted. These claims procedures shall be operated in accordance with administrative processes and safeguards that are designed to ensure and verify that determinations with regard to Claims For Benefits are made in accordance with the Plan document and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated Claimants.

      The Committee shall prepare and provide forms and methods for Participants and Beneficiaries to use to make a Claim For Benefits under the Plan. Such forms and methods shall be provided to Participants and Beneficiaries entitled to benefits under the Plan by the Human Resources Department of the Plan Administrator as soon as possible following the date the individual is entitled to a benefit. A Participant or Beneficiary may request a form from the Human Resources Department of the Plan Administrator at any time. The Claimant shall file a Claim For Benefits with the Human Resources Department of the Plan Administrator. Upon receipt of a Claim For Benefits, the Committee shall determine the right of the Claimant to the requested benefit in accordance with the terms of the Plan.

      If a Claim For Benefits is approved by the Committee, the benefits shall be distributed to the Participant or Beneficiary under the provisions of the Plan.

      If a Claim For Benefits is wholly or partially denied, the Committee shall Notify the Claimant of the Plan's Adverse Benefit Determination within a reasonable period of time, but not later than ninety (90) days (forty-five (45) days if the Claim for Benefits is for Total and Permanent Disability benefits) after receipt of the Claim For Benefits by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the Claim For Benefits. If the Committee determines that an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) (or forty-five
(45)) day period. In no event shall such extension exceed a period ninety (90) days (thirty (30) days if the Claim for Benefits is for Total and Permanent Disability benefits) from the end of such initial period. If the Claim for Benefits is for Total and Permanent Disability benefits, and if prior to the end of the first thirty (30) day extension period, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days. If any extension is required, the Committee must Notify the Claimant, prior to the expiration of the period being extended, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. An extension Notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. If the extension is with regard to a Claim for Benefits for Total and Permanent Disability benefits, the Notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded forty-five (45) days to provide the specified information. The time period within which a benefit determination is required to be made shall begin at the time a Claim For Benefits is filed with the Human Resources Department, without regard to whether all the information necessary to make a benefit determination accompanies the filing. If a period of time is extended due to a claimant's failure to submit information necessary to decide a Total and Permanent Disability benefit claim, the period for making the benefit determination shall be tolled from the date on which to Notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

      The Notification of an Adverse Benefit Determination shall set forth the following information in a manner calculated to be understood by the Claimant:

      (a)   The specific reason or reasons for the Adverse Benefit
            Determination;

      (b) Reference to the specific Plan provisions on which the determination is based;

      (c) A description of additional material or information necessary for the Claimant to perfect the Claim For Benefits and an explanation of why such material or information is necessary;

      (d) A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review; and

      (e) In the case of an Adverse Benefit Determination involving Total and Permanent Disability benefits, a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in making the decision and if the Adverse Benefit Determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgement for the determination, or a statement that such explanation will be provided free of charge upon request.

      A Claimant shall have a reasonable opportunity to appeal an Adverse Benefit Determination to the Committee and there will be a full and fair review of the Claim For Benefits and the Adverse Benefit Determination. For these purposes, the following review and appeal procedures shall apply:

      (a) Claimant shall be provided sixty (60) days (one hundred eighty (180) days for a Claim For Benefits for Total and Permanent Disability benefits) following receipt of a Notification of Adverse Benefit Determination within which to appeal the determination;

      (b) Claimant shall be provided the opportunity to submit written comments, documents, records and other information relating to the Claim For Benefits.

      (c) Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information Relevant to the Claimant's Claim For Benefits;

      (d) A review shall be provided that takes into account all comments, documents, records and other information submitted by the Claimant relating to the Claim For Benefits, without regard to whether such information was submitted or considered in the initial benefit determination; and

      (e) For Claims For Benefits for Total and Permanent Disability benefits the following shall also apply:

            (i) Claimants shall be provided a review that does not afford deference to the initial Adverse Benefit Determination and that is conducted by an appropriate named Fiduciary of the Plan who is neither the individual who made the Adverse Benefit Determination that is the subject of the appeal, nor the subordinate of such individual;

            (ii) In deciding an appeal of any Adverse Benefit Determination that is based in whole or in part on a medical judgement, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the appropriate named Fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

            (iii) The medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant's Adverse Benefit Determination shall be identified, without regard to whether the advice was relied upon in making the benefit determination; and

            (iv) The health care professional engaged for purposes of a consultation under (ii) above shall be an individual who is neither an individual who was consulted in connection with the Adverse Benefit Determination that is the subject of the appeal, nor the subordinate of any such individual.

      If the Claimant requests a review of an Adverse Benefit Determination, the Committee shall perform the review in accordance with the preceding paragraph and Notify the Claimant of the determination made with regard to the review within a reasonable period of time. Except as provided in the following paragraph, such Notification must be made not later than sixty (60) days (forty-five (45) days for a Claim for Benefits for Total and Permanent Disability benefits) after receipt of the Claimant's request for review by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the Claim For Benefits. If the Committee determines that an extension of time for processing is required, written Notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day (or forty-five (45) day) period. In no event shall such extension exceed a period of sixty (60) days (forty-five (45) days for a Claim for Benefits for Total and Permanent Disability benefits) from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the dates by which the Plan expects to render the determination on review.

      In the event the Committee holds regularly scheduled meetings at least quarterly, the previous paragraph shall not apply and the Committee shall instead make a benefit determination no later than the date of the meeting of the Committee that immediately follows the Plan's receipt of the request for review unless the request for review is filed within thirty (30) days preceding the date of such meeting. In such case, a benefit determination may be made no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered not later than the third meeting of the Committee following the Plan's receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Committee shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Committee shall notify the Claimant, in accordance with the paragraph below, of the benefit determination as soon as possible, but not later than five (5) days after the benefit determination is made.

      The Committee shall provide the Claimant with Notification of the Plan's benefit determination on review. In the case of an Adverse Benefit Determination, the Notification shall set forth the following information, in a manner calculated to be understood by the Claimant:

      (a)   The specific reason or reasons for the Adverse Benefit
            Determination;

      (b) Reference to the specific Plan provisions on which the benefit determination is based;

      (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records, and other information Relevant to the Claimant's Claim For Benefits;

      (d) A statement of the Claimant's right to bring an action under Section 502(a) of ERISA.

      (e) In the case of an Adverse Benefit Determination involving Total and Permanent Disability benefits, a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in making the decision and if the Adverse Benefit Determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgement for the determination, or a statement that such explanation will be provided free of charge upon request; and the following statement: "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find what may be available is to contact your local U.S. Department of Labor Office or your State insurance regulatory agency".

      In the event the Plan does not follow the procedures of this Section 4.04, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedies under Section 502(a) of ERISA on the basis that the Plan has failed to provide a reasonable claim procedure that would yield a decision on the merits of the Claim For Benefits.

                                       II

      The effective date of this amendment is January 1, 2002.

                                      III.

      Except as specifically amended hereby, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan shall remain unchanged.

      IN WITNESS WHEREOF, the Employer has executed this amendment on the day and year first above written.

                                BANCORPSOUTH, INC.

                                By: /s/ W.O. Jones
                                    ------------------------------------------
                                    W.O. Jones, Senior Vice President &
                                    Director of Human Resources

                                                            PLAN ADMINISTRATOR

                                BANCORPSOUTH, BANK.

                                By: /s/ William L. Malone
                                    ------------------------------------------
                                    William L. Malone, First Vice President

                                                                       TRUSTEE

                                AMENDMENT TO THE
                               BANCORPSOUTH, INC.
              AMENDED AND RESTATED SALARY DEFERRAL - PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS Amendment is hereby made on this the 25th day June, 2003 by BANCORPSOUTH, INC. (herein referred to as the "Employer" and/or the "Plan Administrator"), a corporation organized under the laws of the State of Mississippi.

                                   WITNESSETH:

      WHEREAS, the Employer established the BancorpSouth of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; December 1, 1995; and January 1, 1998 and amended and restated effective January 1, 1998 and amended and restated effective January 1, 2000 and further amended on May 16, 2001, January 25, 2002, August, 1, 2002 and December 30, 2002; and

      WHEREAS, Section 17.1 of the Plan authorizes BancorpSouth, Inc. to amend the Plan; and

      WHEREAS, BancorpSouth, Inc. desires to amend the Plan.

      NOW, THEREFORE, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby further amended as follows:

                                       I.

      Section 4.3(a) is hereby amended by the deletion of the first paragraph of that Section and the substitution of the following as the first paragraph of
Section 4.3(a) effective January 1, 2003:

      Section 4.3. Employer Contributions.

            (a) The Employer shall make Safe-Harbor Matching Contributions in an amount equal to one hundred percent (100%) of the first five percent (5%) of Compensation deferred by each Participant during the Plan Year. The Employer shall not make Safe-Harbor Matching Contributions attributable to amounts distributed to Participants under Sections 4.2(g), 4.6, 6.2 or 19.2(a). In addition to the foregoing Safe-Harbor Matching Contribution, the Employer may, in its discretion, make an additional contribution, subject to the limitations on enhanced matching contributions set forth in Sections 401(k)(2) and 401(m)(1l) of the Code and the rules, regulations and notices promulgated thereunder. In the event any matching contributions made under the preceding sentence and the fair market value of any Financed Shares released under the provisions of Section 5.4(e) in excess of the required Safe Harbor Matching Contribution exceed six percent (6%) of Compensation, such matching contributions will be subject to the Actual Contribution Percentage testing of Article 19.

                                      II.

      Except as specifically amended hereby, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan shall remain unchanged.

      IN WITNESS WHEREOF, the authorized officer of BancorpSouth, Inc. has executed this amendment on the day and year first above written.

                                 BANCORPSOUTH, INC.

                                 By: /s/ W.O. Jones
                                     -------------------------------------
                                  W.O. Jones, Senior Vice President &
                                  Director of Human Resources

Attest: /s/ Cathy S. Freeman
        ----------------------
        Cathy S. Freeman
        Corporate Secretary

                                AMENDMENT TO THE
                               BANCORPSOUTH, INC.
              AMENDED AND RESTATED SALARY DEFERRAL - PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS Amendment is hereby made on this the 31 day of December, 2003 by BANCORPSOUTH, INC. (herein referred to as the "Employer" and/or the "Plan Administrator"), a corporation organized under the laws of the State of Mississippi.

                                  WITNESSETH:

      WHEREAS, the Employer established the BancorpSouth of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; December 1, 1995; and January 1, 1998 and amended and restated effective January 1, 1998 and amended and restated effective January 1, 2000 and further amended on May 16, 2001, January 25, 2002, August, 1, 2002, December 30, 2002 and June 25, 2003 and

      WHEREAS, Section 17.1 of the Plan authorizes BancorpSouth, Inc. to amend the Plan; and

      WHEREAS, BancorpSouth, Inc. desires to adopt the "401(a)(9) Model Amendment" published by the Internal Revue Service.

      NOW, THEREFORE, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby amended by the adoption of the following Model Amendment:

                            401(a)(9) MODEL AMENDMENT

SECTION 1. GENERAL RULES:

      1.1 EFFECTIVE DATE. The provisions of this amendment will apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2002.

      1.2 PRECEDENCE. The requirements of this amendment will take precedence over any inconsistent provisions of the plan, provided, however, that nothing contained in this amendment will create a benefit or form of distribution not otherwise authorized under the terms of the Plan.

      1.3 REQUIREMENTS OF TREASURY REGULATIONS INCORPORATED. All distributions required under this amendment will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

      1.4 TEFRA SECTION 242(b)(2) ELECTIONS. Notwithstanding the other provisions of this amendment, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act ("TEFRA") and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2. TIME AND MANNER OF DISTRIBUTION.

      2.1 REQUIRED BEGINNING DATE. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

      2.2 DEATH OF PARTICIPANT BEFORE DISTRIBUTIONS BEGIN. If the Participant dies before distributions begin, the Participant's entire interest in the Plan will be distributed, or begin to be distributed, no later than as follows:

            (a) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then, except as provided in
                  Section 4.2(d) below, distributions to the surviving spouse will begin no later than December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

            (b) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then, except as provided in
                  Section 4.2(d) below, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (c) If there is no Designated Beneficiary as of September 30th of the year following the year of the Participant's death, the Participant's entire interest in the Plan will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (d) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

            For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a), the date distributions are considered to begin is the date distributions actually commence.

      2.3 FORMS OF DISTRIBUTION. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3 and 4 of this amendment. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

SECTION 3. REQUIRED MINIMUM DISTRIBUTIONS DURING A PARTICIPANT'S LIFETIME:

      3.1 AMOUNT OF REQUIRED MINIMUM DISTRIBUTIONS FOR EACH DISTRIBUTION CALENDAR YEAR. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

            (a) The quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

            (b) If the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

      3.2 LIFETIME REQUIRED MINIMUM DISTRIBUTIONS CONTINUE THROUGH YEAR OF PARTICIPANT'S DEATH. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death, if the entirety of the Participant's interest in the Plan was not distributed prior to the Participant's death.

SECTION 4. REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH.

      4.1   DEATH ON OR AFTER DATE DISTRIBUTIONS BEGIN.

            (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

            1. The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            2. If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse' death, reduced by one for each subsequent calendar year.

            3. If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

      (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30th of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2 DEATH BEFORE DATE DISTRIBUTIONS BEGIN.

      (a) Participant Survived by Designated Beneficiary. Except as provided in 4.2(d) below, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 4.1.

      (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30th of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

      (c) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

      (d) Participant or Beneficiary Election. If a Participant dies before distributions begin and there is a Designated Beneficiary, distribution to the Designated Beneficiary is not required to begin by the date specified in Section 2.2 above, if the Participant or Beneficiary elects to have the Participant's entire interest distributed to the Designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. This election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 2.2 above, or the September 30 of the calendar year which contains the fifth anniversary of the Participant's (or if applicable, surviving spouse's) death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant, but before distribution to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant. If neither the Participant nor the Beneficiary makes an election under this Section, distribution will be make in accordance with Sections 2.2 and 4.2 of this amendment.

SECTION 5. DEFINITIONS:

      5.1 DESIGNATED BENEFICIARY. The individual who is designated as the Beneficiary under Section 13 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and
            Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

      5.2 DISTRIBUTION CALENDAR YEAR. A Distribution Calendar Year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under
            Section 2.2. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the

            Participant's Required Beginning Date occurs, will be made on or before December 31st of that Distribution Calendar Year.

      5.3 LIFE EXPECTANCY. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

      5.4 PARTICIPANT'S ACCOUNT BALANCE. The Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

      5.5 REQUIRED BEGINNING DATE. The last date on which distributions to a Participant are required to commence; such date shall be determined in accordance with the terms of the Plan and Code Section 401(a)(9).

      IN WITNESS WHEREOF, the authorized officer of BancorpSouth, Inc. has executed this amendment on the day and year first above written.

                                       BANCORPSOUTH, INC.

                                       By:   /s/ W.O. Jones
                                           -----------------------------------
                                        W.O. Jones, Senior Vice President &
                                        Director of Human Resources

                                AMENDMENT TO THE
                               BANCORPSOUTH, INC.
              AMENDED AND RESTATED SALARY DEFERRAL - PROFIT SHARING
                          EMPLOYEE STOCK OWNERSHIP PLAN

      THIS Amendment is hereby made on this the 22nd day of March, 2006 by BANCORPSOUTH, INC. (herein referred to as the "Employer" and/or the "Plan Administrator"), a corporation organized under the laws of the State of Mississippi.

                                  WITNESSETH:

      WHEREAS, the Employer established the BancorpSouth of Mississippi, Inc. Salary Deferral-Profit Sharing Employee Stock Ownership Plan effective January 1, 1984 (herein referred to as the "Plan"); and

      WHEREAS, said Plan was amended on December 31, 1984; June 26, 1985; September 25, 1985; December 31, 1986; and April 24, 1987; and amended and restated effective January 1, 1989; and further amended effective January 1, 1991; December 1, 1995; and January 1, 1998 and amended and restated effective January 1, 1998 and amended and restated effective January 1, 2000 and further amended on May 16, 2001, January 25, 2002, August, 1, 2002, December 30, 2002; June 25th, 2003 and December 31, 2003; and

      WHEREAS, Section 17.1 of the Plan authorizes BancorpSouth, Inc. to amend the Plan; and

      WHEREAS, BancorpSouth, Inc. desires to amend the Plan.

      NOW, THEREFORE, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan is hereby further amended as follows:

                                       I.

      Sections 7.5 (f) and (g) are hereby amended to change the references in those sections from "five thousand dollars ($5,000)" to "one thousand dollars ($1,000)" effective March 28, 2005.

                                       II.

                  Except as specifically amended hereby, the BancorpSouth, Inc. Amended and Restated Salary Deferral-Profit Sharing Employee Stock Ownership Plan shall remain unchanged.

      IN WITNESS WHEREOF, the authorized officer of BancorpSouth, Inc. has executed this amendment on the day and year first above written.

                                       BANCORPSOUTH, INC.

                                       By: /s/ W.O. Jones
                                           -----------------------------------
                                           W.O. Jones, Senior Vice President &
                                           Director of Human Resources
                                       2